                                                                    EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                              STONEPATH GROUP, INC.
                             A DELAWARE CORPORATION
                                   (STONEPATH)

                                       AND

                STONEPATH LOGISTICS INTERNATIONAL SERVICES, INC.
                             A DELAWARE CORPORATION
                                    (SELLER)

                                       AND

                              JTM ACQUISITION CORP.
                             A DELAWARE CORPORATION
                                   (PURCHASER)

                                 AUGUST 31, 2006

                                TABLE OF CONTENTS

ARTICLE I SALE AND TRANSFER OF SHARES......................................    1
   1.1   Sale and Purchase of the Shares...................................    1
   1.2   Purchase Price....................................................    2
   1.3   Purchase Price Adjustment.........................................    3
   1.4   Objections; Dispute Resolution....................................    4

ARTICLE II CLOSING.........................................................    5
   2.1   Closing Date......................................................    5
   2.2   Closing Transactions..............................................    5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF STONEPATH AND SELLER.........    8
   3.1   Organization, Qualification and Status............................    9
   3.2   Corporate Instruments and Records.................................    9
   3.3   Capitalization....................................................    9
   3.4   Ownership of Shares...............................................   10
   3.5   No Subsidiary.....................................................   10
   3.6   Authority of Stonepath............................................   10
   3.7   No Violation......................................................   11
   3.8   Financial Statements..............................................   11
   3.9   Absence of Undisclosed and Contingent Liabilities.................   12
   3.10  No Adverse Changes................................................   12
   3.11  Guarantees........................................................   14
   3.12  Tax Matters.......................................................   14
   3.13  Litigation........................................................   16
   3.14  Real Property.....................................................   17

   3.15  Owned Tangible Personal Property..................................   17
   3.16  Condition of Buildings and Tangible Personal Property.............   17
   3.17  Accounts and Notes Receivable.....................................   18
   3.18  Material Contracts................................................   18
   3.19  Inventories.......................................................   20
   3.20  Relationship With Related Persons.................................   20
   3.21  Banking Matters...................................................   20
   3.22  Labor and Employment Matters......................................   20
   3.23  Termination of Business Relationships.............................   21
   3.24  Customers.........................................................   22
   3.25  Product and Service Warranties....................................   22
   3.26  Insurance.........................................................   22
   3.27  Stonepath SEC Documents...........................................   22
   3.28  Compliance with Laws..............................................   23
   3.29  Licenses and Permits..............................................   23
   3.30  Environmental Matters.............................................   23
   3.31  Intellectual Property Matters.....................................   24
   3.32  Absence of Certain Business Practices.............................   24
   3.33  Brokers or Finders................................................   25

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER.....................   25
   4.1   Organization and Qualification....................................   25
   4.2   Corporate Instruments and Records.................................   25
   4.3   Authorization; Valid and Binding Obligation.......................   25
   4.4   Litigation; Orders................................................   26

   4.5   No Violations.....................................................   26
   4.6   Investment Intent.................................................   27
   4.7   Brokers or Finders................................................   27
   4.8   Available Funds...................................................   27

ARTICLE V COVENANTS OF THE PARTIES PENDING CLOSING.........................   27
   5.1   Access to Information.............................................   27
   5.2   Interim Operations................................................   28
   5.3   Documents at Closing..............................................   30
   5.4   Notification of Certain Matters...................................   30
   5.5   Filings...........................................................   30
   5.6   Satisfaction of Conditions; Cooperation; Further Assurances.......   30
   5.7   Further Mutual Covenants..........................................   31
   5.8   Employees and Benefits............................................   31
   5.9   Delivery of Financial Statements..................................   32

ARTICLE VI CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER............   32
   6.1   Accuracy of Representations and Warranties; Company and Stonepath
            Performance....................................................   32
   6.2   No Adverse Change.................................................   32
   6.3   No Injunction; Consents...........................................   32
   6.4   Deliveries by Seller and Stonepath................................   32
   6.5   Uniform Commercial Code Searches..................................   33
   6.6   Completion of Purchaser's Financing...............................   33
   6.7   Bank Indebtedness.................................................   33
   6.8   Release of GTS Obligation.........................................   33

   6.9   Board and Stockholder Authorizations..............................   33
   6.10  Release by Laurus.................................................   33

ARTICLE VII CONDITIONS TO THE OBLIGATIONS OF SELLER AND STONEPATH..........   33
   7.1   Accuracy of Representations and Warranties; Purchaser
            Performance....................................................   33
   7.2   No Injunction; Consents...........................................   34
   7.3   Deliveries by Purchaser...........................................   34
   7.4   Consents and Proceedings..........................................   34
   7.5   Fairness Opinion..................................................   34
   7.6   Consent of Laurus.................................................   34
   7.7   Release of GTS Obligation.........................................   34

ARTICLE VIII TERMINATION...................................................   35
   8.1   Termination Events................................................   35
   8.2   Automatic Termination.............................................   35
   8.3   Effect of Termination.............................................   35
   8.4   Extension; Waiver.................................................   36

ARTICLE IX INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND
   CERTAIN COVENANTS.......................................................   36
   9.1   Indemnification by Stonepath......................................   36
   9.2   Indemnification by Purchaser......................................   37
   9.3   Expiration of Representations, Warranties and Covenants...........   37
   9.4   No Implied Representations........................................   38
   9.5   Indemnification Claims............................................   38
   9.6   Defense of Third Party Actions....................................   38
   9.7   No Right of Contribution or Claim; Subrogation....................   39

   9.8   Exclusivity.......................................................   40

ARTICLE X ADDITIONAL AGREEMENTS OF THE PARTIES.............................   40
   10.1  Prohibition on Trading in Stonepath Stock.........................   40
   10.2  Non Solicitation of Other Offers..................................   40
   10.3  Confidentiality...................................................   41
   10.4  Injunctive Relief.................................................   42
   10.5  Further Acts and Assurances.......................................   43
   10.6  Public Announcements..............................................   43
   10.7  Tax Matters.......................................................   44

ARTICLE XI MISCELLANEOUS...................................................   46
   11.1  Definitions.......................................................   46
   11.2  Cumulative Remedies; Waiver.......................................   54
   11.3  Notices...........................................................   54
   11.4  Entire Agreement; Assignment......................................   55
   11.5  Binding Effect; Benefit...........................................   56
   11.6  Headings..........................................................   56
   11.7  Counterparts......................................................   56
   11.8  Governing Law.....................................................   56
   11.9  Severability......................................................   56
   11.10 Expenses..........................................................   56
   11.11 Amendment and Modification........................................   57
   11.12 Release and Discharge.............................................   57
   11.13 Supplementation of Schedules......................................   57
   11.14 Time of Essence...................................................   57

   11.15 Construction......................................................   58

                            STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (the "Agreement"), made and entered into this 31st day of August, 2006, by and among Stonepath Logistics International Services, Inc., a Delaware corporation, ("Seller"), a wholly owned subsidiary of Stonepath Group, Inc., a Delaware corporation ("Stonepath"), and JTM Acquisition Corp., a Delaware corporation (the "Purchaser"). Defined terms used herein shall have the meanings set forth in Section 11.1 of this Agreement. Purchaser, Seller and Stonepath are each referred to individually herein as a "Party," and collectively as the "Parties."

                                   WITNESSETH:

          WHEREAS, Stonepath owns beneficially and of record 100% of the issued and outstanding capital stock of Seller and Seller owns beneficially and of record 100% of the issued and outstanding capital stock of Stonepath Logistics International Services, Inc., a Washington corporation ("Company"), consisting of 143,250 shares of common stock, no par value (the "Shares");

          WHEREAS, Stonepath and Seller desire Seller to sell, and Purchaser desires to purchase, all of the Shares for the consideration and on the terms set forth herein; and

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

                                   ARTICLE I
                           SALE AND TRANSFER OF SHARES

1.1  SALE AND PURCHASE OF THE SHARES.

          In reliance upon the representations, warranties and covenants contained in this Agreement as of the date hereof and on the date of the closing of the transactions described in this Agreement (the "Closing"), the Purchaser agrees to purchase the Shares from Seller, and Seller agrees to sell, transfer, convey, assign and deliver the Shares to the Purchaser, subject to and on the terms and conditions set forth in this Agreement, such sale, transfer, conveyance, assignment and delivery of the Shares causing the entire right, title and interest in and to the Shares to be transferred beneficially and of record to Purchaser, free and clear of any Encumbrances or Rights of any kind or nature whatsoever except as set forth in this Agreement; and at such time the Shares will be fully paid and non-assessable. At the Closing, Stonepath will deliver to the Purchaser certificates evidencing the Shares duly endorsed in blank or with stock powers duly executed by Seller. In consideration thereof, Purchaser shall pay and deliver to Seller the purchase price for the Shares set forth in and in accordance with Section 1.2.

1.2  PURCHASE PRICE.

          (a) The purchase price for the Shares shall be Seventeen Million Eight Hundred Fifty Thousand Dollars ($17,850,000) in purchase consideration, all payable in accordance with and subject to adjustment pursuant to the further provisions of this Section 1.2 and Sections 1.3 and 1.4 (the "Purchase Price").

          (b) Purchaser shall pay the Purchase Price to Seller as follows:

               (1) Twelve Million, Two Hundred Thirty-Seven Thousand, Six Hundred Seventy-Seven Dollars ($12,237,677) (the "Cash Payment Amount") shall be paid in immediately available funds to Seller at the Closing;

               (2) Four Million, One Hundred Six Thousand, Three Hundred Seventy Dollars ($4,106,370), representing the entire present and future liabilities due from Stonepath and Seller to the former shareholders of Global Transportation Services, Inc. ("Global") for all earn-out obligations from calendar year 2005 through 2007, pursuant to that certain Stock Purchase Agreement by and among Stonepath, Seller, Global and Jason Totah as Shareholders' Agent, dated March 5, 2002 (the "GTS Obligation") shall be credited toward the Purchase Price, which GTS Obligation will be assumed and paid by Company following Closing;

               (3) One Million, One Hundred Sixty-Five Thousand, Nine Hundred Eleven Dollars ($1,165,911), representing (i) the entire present liability due to the former shareholders of Quantum Logistics, Inc. ("Quantum"), plus
     (ii) the entire liability of the Company due to the former shareholders of Quantum from January 1, 2006 through the Closing Date calculated on a prorata basis, plus (iii) the entire potential contingent liability to the former shareholders of Quantum for calendar years 2007, 2008 and 2009, all pursuant to that certain Asset Purchase Agreement by and between Company and Quantum, dated as of June 15, 2004 (the "Quantum Obligation") shall be credited toward the Purchase Price, which Quantum Obligation shall be settled by Company following Closing; and

               (4) Three Hundred Forty Thousand, Forty-Two Dollars ($340,042) (the "Lease Holdback Amount"), representing the aggregate monthly payments for period from the Closing Date through December 31, 2007 under the Lease Agreement between Port of Seattle and the Company dated May 26, 2005 (the "Port of Seattle Lease"), will be deposited by Purchaser with an independent escrow agent agreeable to the Purchaser and Stonepath (the "Escrow Agent"), and the Escrow Agent will pay directly to the Port of Seattle the monthly amount, if not otherwise paid when due for the duration of such period. At such point that no further rent payments are due from the Company to the Port of Seattle, and the Company is irrevocably released from all obligations under the Port of Seattle Lease, the Escrow Agent will pay any remaining balance of the Lease Holdback Amount to Stonepath.

1.3  PURCHASE PRICE ADJUSTMENT.

          (a) Promptly following the Closing Date (but in any event within forty five (45) days after the Closing Date), Stonepath shall prepare and deliver to Purchaser a certification (the "Closing Certificate"). The Closing Certificate shall include:

               (1) A balance sheet of the Company as of September 30, 2006 (the "Closing Date Balance Sheet");

               (2) An identification of the Working Capital set forth in the Closing Date Balance Sheet.

               (3) Copies of all supplementary documents, work papers and other data relating to the Closing Certificate; and

               (4) Such other supplementary evidence as Purchaser may reasonably request either before or after the delivery of the Closing Certificate.

          (b) In the event that the Company's Working Capital on the Closing Date Balance Sheet, calculated in a manner consistent with the calculations set forth on SCHEDULE 1.3(B) hereto, is less than $7,615,502, which is the agreed working capital amount of the Company as of May 31, 2006, as reflected on
SCHEDULE 1.3(B) (the "Minimum Working Capital Amount"), Stonepath will pay or may cause Seller to pay to Purchaser dollar-for-dollar in immediately available funds the amount of such deficit to Purchaser within five (5) business days after the end of the Response Period or, in the event Purchaser has delivered to Stonepath a timely Objection Notice under Section 1.4, within five (5) business days after the final determination of the Independent Accountants pursuant to
Section 1.4(c).

          (c) In the event that the Company's Working Capital on the Closing Date Balance Sheet is greater than the Minimum Working Capital Amount, the Purchaser shall pay to Seller dollar-for-dollar in immediately available funds the amount of such surplus within five (5) business days after the end of the Response Period or, in the event Purchaser has delivered to Stonepath a timely Objection Notice under Section 1.4, within five (5) business days after the final determination of the Independent Accountants pursuant to Section 1.4(c).

          (d) To the extent determinable, all non-trade intercompany transactions between the Company and the Seller shall be settled prior to or at the Closing. After the Closing Date, any trade transactions between the Company and Seller and their Affiliates shall be settled in the Ordinary Course of Business as routine receivables and payables. If the intercompany indebtedness is not settled within 90 days after the Closing Date, each of the Company, on the one hand, and Seller, on the other hand, agrees to an offset and net reconciliation of amounts owed from one to the other (including amounts owed to or by each Affiliate of each of them). The parties agree post Closing there will be no oral or other intercompany transactions or debts between them except those specified in written agreements executed at or after Closing.

1.4  OBJECTIONS; DISPUTE RESOLUTION.

          (a) If Purchaser, acting reasonably and in good faith, concludes that any matter reported in the Closing Certificate is not accurate, Purchaser shall, within forty-five (45) days after its receipt of the Closing Certificate (the "Response Period"), deliver to Stonepath a written statement (the "Objection Notice"): (i) stating the specific reason(s) for its objection(s) to each of any discrepancies believed to exist, and (ii) the alternate calculations offered by the Purchaser along with supporting data. If no Objection Notice is given within the Response Period, then the calculations set forth in the Closing Certificate shall be controlling for all purposes of this Agreement and Stonepath shall pay the Purchaser the amount, if any, which it is obligated to pay in accordance with Section 1.3(b) of this Agreement and the Purchaser shall pay Stonepath the amount, if any, which it is obligated to pay in accordance with Section 1.3(c) of this Agreement.

          (b) The Purchaser and Stonepath shall use good faith efforts to jointly resolve any properly noticed objections and discrepancies within fifteen
(15) days of the receipt by Stonepath of an Objection Notice, which resolution, if achieved, shall be fully and completely binding upon all Parties to this Agreement and not subject to further review, appeal, or dispute.

          (c) If Purchaser and Stonepath are unable to resolve the objections and discrepancies to their mutual satisfaction within such fifteen (15) day period, then the matter shall be submitted to an accounting firm mutually acceptable to Purchaser and Stonepath (the "Independent Accountants"). If Purchaser and Stonepath cannot agree on such an accounting firm within 10 days following the end of the fifteen day resolution period, the Independent Accountants shall be a nationally recognized certified public accounting firm, to be selected by the presiding judge of the King County Superior Court, by motion of either Purchaser or Stonepath. In submitting a dispute to the Independent Accountants, the Purchaser and Stonepath shall concurrently furnish, at their own expense, to the Independent Accountants and the other Party such documents and information as the Independent Accountants may request that are in their possession or control or in the possession or control of their Affiliates and their accountants. Each Party may also furnish to the Independent Accountants such other information and documents as it deems relevant, with copies of such submission and all such documents and information being concurrently given to the other Party. Neither Party shall have or conduct any communication, either written or oral, with the Independent Accountants without the other Party either being present or receiving a concurrent copy of any written communication. The Independent Accountants may conduct a conference concerning the objections and disagreements between the Purchaser and Stonepath, at which conference each Party shall have the right to (i) present its documents, materials and other evidence (previously provided to the Independent Accountants and the other Party), and (ii) have present its or their advisors, accountants and/or counsel. The Independent Accountants shall promptly (but not to exceed thirty (30) days from the date of engagement of the Independent Accountants) render a decision on the issues presented, and such decision shall be final and binding on all of the Parties to this Agreement.

          (d) The fees, costs and expenses of the Independent Accountants in performing their duties with respect to an engagement under Section 1.4(c) shall be borne equally by the Purchaser and Stonepath.

          (e) In connection with the preparation and review of the Closing Date Balance Sheet and all other matters arising under the Closing Certificate, each Party shall afford the other Party, its accountants and their representatives complete access to the books, records, personnel and facilities of or pertaining to the Company in its possession.

                                   ARTICLE II
                                     CLOSING

2.1  CLOSING DATE.

          The Closing of the purchase and sale of the Shares shall take place at the offices of Stonepath's counsel at 3600 One Union Square, 600 University Street, Seattle, Washington, as soon as practicable after the conditions to the Closing set forth in Articles VI and VII have been satisfied. The date of the Closing is hereinafter referred to as the "Closing Date." Subject to the provisions of Article VIII, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.1 will not result in the termination of this Agreement and will not relieve any Party of any obligation under this Agreement.

2.2  CLOSING TRANSACTIONS.

          At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

          (a) Stonepath and Seller shall deliver to the Purchaser the following:

               (1) A certificate or certificates representing all of the Shares duly endorsed by Seller in blank or accompanied by assignments separate from the certificate duly endorsed in blank;

               (2) A certificate of Stonepath to the effect that: (i) all representations and warranties made by Stonepath under this Agreement are true and correct in all material respects as of the Closing Date, as though originally given to Purchaser on the Closing Date; (ii) the Seller and Stonepath have performed all obligations required to be performed by them under this Agreement prior to the Closing Date; and (iii) the conditions precedent identified in Article VI have been satisfied or waived in writing;

               (3) A certificate of good standing of the Secretary of State of Washington, dated within fifteen (15) days of the Closing Date, to the effect that the Company is in good standing under the laws of such state;

               (4) An incumbency certificate signed by all of the officers of the Company dated at or about the Closing Date; (5) A resignation letter from Jeannie Sargent to Stonepath (countersigned and agreed to by Stonepath) pursuant to which her employment agreement with Stonepath is terminated, including all confidentiality, non-compete and other obligations that may inhibit or otherwise interfere with her employment with the Company, with such letter to be in a form and substance satisfactory to Purchaser;

               (6) An opinion of Stonepath's counsel in form and substance satisfactory to the Purchaser, acting reasonably;

               (7) Evidence satisfactory to the Purchaser that the Company has been released from liability for all Bank Indebtedness;

               (8) A non-foreign person affidavit as required by Section 1445 of the Code from Seller;

               (9) A transition services agreement to be executed by Stonepath and the Company;

               (10) A non-exclusive agency agreement to be executed by Stonepath and the Company;

               (11) Assumption of all indebtedness/liability by Stonepath and indemnity of Company of any claims arising from the Company's purchase of Customs Services International, Inc. ("CSI");

               (12) Consent to the transactions contemplated hereby of Laurus Master Fund, Ltd. ("Laurus") and release by Laurus of the Company of all liabilities, guarantees or any other obligations and release of any security interests against or in assets of the Company;

               (13) Such other documents, agreements, consents, and approvals as are required under this Agreement or as may be reasonably requested by Purchaser.

               (14) Lease Assignment, Assumption and Landlord Consents for each of the four real property leases listed on Schedule 3.6.

               (15) Assignment or Power of Attorney transferring to Purchaser the trademarks and tradenames "Global Transportation Services" and "Global Container Line."

               (16) An agreement for the Purchaser to purchase or lease from Stonepath such hardware and software necessary to implement and run the Cargowise system at net book value or on current lease terms, as applicable, at Purchaser's option.

               (17) Release of the Company from the GTS Obligation executed by the GTS Obligation Holders, delivered at or prior to Closing.

               (18) Release by the Port of Seattle of the Company of any liability for rent or other obligations under the Port of Seattle Lease after December 31, 2007.

               (19) Consent of the Board of Directors of Seller to the transactions contemplated hereby.

          (b) Purchaser will deliver to Seller and Stonepath the following:

               (1) Purchaser shall deliver or shall cause to be delivered to Seller the Cash Payment Amount by wire transfer of immediately available funds to the bank account designated in writing by Stonepath at least three
     (3) days prior to Closing;

               (2) Certificates of the Purchaser's Chief Executive Officer to the effect that: (i) all representations and warranties of the Purchaser under this Agreement are true and correct in all material respects as of the Closing Date, as though originally given to Stonepath on the Closing Date; (ii) the Purchaser has performed all obligations required to be performed by it under this Agreement prior the Closing Date; and (iii) the conditions precedent identified in Article VII have been satisfied or waived;

               (3) Certificate of existence/authorization of the Secretary of the State of Washington, dated within fifteen (15) days of the Closing Date, that the Purchaser is in existence and is duly authorized under the laws of said state;

               (4) Certified resolutions of the Purchaser's board of directors, dated at or about the Closing Date, authorizing the transactions contemplated under this Agreement;

               (5) Incumbency certificates signed by all of the officers of the Purchaser dated at or about the Closing Date;

               (6) Opinion of the Purchaser's counsel in form and substance satisfactory to Stonepath, acting reasonably;

               (7) A transition services agreement to be executed by Stonepath and the Company;

               (8) A non-exclusive agency agreement to be executed by Stonepath and the Company;

               (9) An agreement for the Purchaser to purchase or lease from Stonepath such hardware and software necessary to implement and run the Cargowise system at net book value or on current lease terms, as applicable, at Purchaser's option;

               (10) General releases of Stonepath and Seller from liability executed by certain management of Stonepath listed on Annex 2.2.;

               (11) Releases of Stonepath and Seller from the GTS Obligation and Quantum Obligation executed by the GTS Obligation Holders and the Quantum Obligation Holders in a form satisfactory to Stonepath;

               (12) Certification by Company Branch Managers and Certification and indemnities by Jason Totah, and Sarah Dorscht in favor of Stonepath that the representations, warranties of Stonepath in this Agreement and Stonepath Schedules are true, correct and complete in a form acceptable to Stonepath;

               (13) Waiver by Jeannie Sargent addressed to Stonepath of all rights to severance payments under her employment agreement with Stonepath, including, without limitation, pursuant to Section 6.1(d) thereof, with such waiver to be in a form acceptable to Stonepath;

               (14) Consent of the Board of Directors of Purchaser to the transactions contemplated hereby.

               (15) Such additional documents, agreements, consents, and approvals as are required under this Agreement or as may be reasonably requested by Stonepath.

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF STONEPATH AND SELLER

          As a material inducement to Purchaser to execute this Agreement and the Ancillary Agreements and consummate the transactions contemplated hereby and thereby, Stonepath and Seller severally, but not jointly, hereby represent to the Purchaser that each of the following representations and warranties are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date, except as otherwise set forth in written disclosure schedules (the "Stonepath's Schedules") delivered to Purchaser pursuant to this Article III, a copy of which is attached to this Agreement as Exhibit B; provided, that except where another specific date is specified in this Article III, the following representations and warranties only speak to matters occurring after March 5, 2002, and neither Seller nor Stonepath will have liability hereunder for any matters that occurred prior to such date. Stonepath's Schedules are numbered to correspond to the various sections of this Article III setting forth certain exceptions to the representations and warranties contained in this Article III and certain other information required by this Agreement; provided, however, that any information disclosed in any section of Stonepath's Schedules shall be deemed to be disclosed and incorporated in any other part of Stonepath's Schedules, and shall modify and except the representations and warranties applicable thereto, where such incorporation is reasonable under the circumstances. Stonepath and Seller will assign to Purchaser any and all representations and warranties and rights of action of Stonepath concerning the Company against the former shareholders of Global Transportation Services, Inc. for matters prior to March 5, 2002.

3.1  ORGANIZATION, QUALIFICATION AND STATUS.

          (a) The Company is a corporation duly incorporated and organized, validly existing and authorized under the laws of the State of Washington. The Company has full corporate power and authority to own, lease and use its properties and to carry on its business as presently conducted. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each of the jurisdictions in which the nature of its business or the character of the properties and assets which it owns or leases makes such qualification or licensing necessary. Each jurisdiction in which the Company is qualified or licensed to do business as a foreign corporation is set forth in
Section 3.1(a) of Stonepath's Schedules.

          (b) The Company has not, since March 5, 2002, changed its name, been the surviving entity of a merger, consolidation or other reorganization, or acquired all or substantially all of the assets of any person or entity. Section 3.1(b) of Stonepath's Schedules sets forth all fictitious names under which the Company or such predecessors have conducted business.

3.2  CORPORATE INSTRUMENTS AND RECORDS.

          The copies of the articles of incorporation and bylaws of the Company each certified by the Secretary of the Company and heretofore furnished to Purchaser, are true, correct and complete and each include all amendments to the date hereof. The corporate resolutions of the Company as provided to Purchaser contain a true, complete and correct record of all corporate action taken by the Company's board of directors or shareholders between March 2, 2002 and the date hereof. The stock certificate books and ledgers of the Company, as made available to Purchaser for inspection, are true, correct and complete, and accurately reflect, at the date hereof, the ownership of the outstanding capital stock of the Company by Seller.

3.3  CAPITALIZATION.

          The authorized capital stock of the Company consists of 250,000 shares of common stock, no par value, of which 143,250 shares are issued and outstanding and constitute the Shares. All of the Shares are held beneficially and of record by Seller, and no shares are held in the treasury of the Company. All of the Shares are validly issued, fully paid and non-assessable and entitled to vote at shareholder meetings, and none of the Shares has been issued in violation of any preemptive rights of shareholders or transferred in violation of any transfer restrictions relating thereto. None of the Shares are subject to any preemptive right created by statute, the Company's amended and restated articles of incorporation or amended and restated bylaws, or by contract. There are no outstanding options, warrants, convertible securities, subscription rights, puts, calls, unsatisfied preemptive rights or other rights of any nature to purchase or otherwise receive, or to require the Company to purchase, redeem or acquire, any shares of the capital stock or other securities of the Company and the Company has not issued security of any kind convertible into such capital stock. None of the shares of capital stock or other securities of the Company was issued in violation of the Securities Act, state securities laws, or any other legal requirement.

3.4  OWNERSHIP OF SHARES.

          Seller owns and holds, beneficially and of record, the entire right, title, and interest in and to the Shares, free and clear of all Rights and Encumbrances. Seller has full power and authority to vote the Shares owned by it and to approve the transactions contemplated by this Agreement. Except as set forth in Stonepath's Schedules, Seller has the full power and authority to vote, transfer and dispose of the Shares owned by it, free and clear of any Right or Encumbrance of any kind or nature whatsoever other than restrictions under the Securities Act and applicable state securities laws. At the Closing, the Purchaser will acquire good title to the Shares, free and clear of all Rights and Encumbrances. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any Person to acquire, or to cause the redemption of, the Shares or to effect the merger or consolidation of the Company with or into any other Person.

3.5  NO SUBSIDIARY.

          Except as set forth in Stonepath's Schedules, the Company has not created any Subsidiary or any ownership interest in any other entity and has no right or obligation to acquire any securities of or ownership interests in any other person or entity.

3.6  AUTHORITY OF STONEPATH.

          Stonepath and Seller have the full capacity, power and authority to enter into this Agreement and the Ancillary Agreements to which they are parties and to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof. This Agreement and the Ancillary Agreements to which Stonepath and Seller are parties have been duly authorized, executed and delivered by Stonepath and Seller and are the legal, valid and binding obligations of Stonepath and Seller, enforceable against Stonepath and Seller in accordance with their terms. Except as set forth in Stonepath's Schedules, no notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any Persons (including Governmental Authorities are necessary to be made or obtained by the Company, Seller or Stonepath in connection with the execution, delivery or performance by the Company, Stonepath and Seller of this Agreement.

3.7  NO VIOLATION.

          The Company is not in default under or in violation of any provision of its articles of incorporation or bylaws. Except as set forth on Stonepath's Schedules, the Company is not in Material default or Material breach of any agreement, understanding, arrangement, indenture, contract, lease, sublease, license, sublicense, franchise, loan agreement, note, restriction, obligation or liability to which it is a party or by which it is bound or to which it or its assets are subject (individually, an "Instrument" and collectively, the "Instruments"). Except as set forth in Stonepath's Schedules, neither the execution and delivery of this Agreement or the Ancillary Agreements by Seller and Stonepath, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the terms hereof or thereof, will: (i) conflict with or result in a Material breach of any of the terms, conditions or provisions of the amended and restated articles of incorporation or amended and restated bylaws of the Company; (ii) violate, conflict with or result in a Material breach of or Material default under any of the terms, conditions or provisions of any Instrument; (iii) accelerate or give to others any interests or rights, including rights of acceleration, termination, modification or cancellation, under any Instrument; (iv) result in the creation of any Encumbrance on the assets, capital stock or properties of the Company; (v) conflict with, violate or result in a Material breach of or constitute a Material default under, any Applicable Law to which the Company or any of its assets or properties is subject; (vi) require the Company to give notice to, or obtain an authorization, approval, order, license, franchise, declaration or consent of, or make a filing with, any Governmental Authority or any other Person; or (vii) affect the validity, enforceability or effectiveness of any Material Permit.

3.8  FINANCIAL STATEMENTS.

          (a) Annex 3.8(a) to Stonepath's Schedules contains internal summary income statements and balance sheets that have been prepared in accordance with GAAP and present fairly, in all material respects the financial position and results of operations of the Company as of and for the years ended December 31, 2005 and 2004 and as of and for the six month period ended June 30, 2006, with the exception of certain transactions with Stonepath which are either omitted or are eliminated in consolidation (collectively, the Financial Statements). The Material transactions omitted are federal, state and local income taxes; cash transfers between Stonepath and the Company under Stonepath's cash clearing policies; goodwill, intangible assets and earn-out accruals related to the acquisition by Stonepath of the Company; certain technology fixed assets, software licenses and insurance polices relating to the Company. Transactions for corporate services allocated from Stonepath and recorded by the Company from Stonepath and eliminated upon Stonepath's consolidation include a corporate technology fee and corporate management fee. The books and records of the Company from which the Financial Statements were prepared provide reasonable assurance that the transactions and activities are properly recorded.

          (b) Stonepath and Seller maintain a system of internal accounting controls sufficient to provide reasonable assurance that Company transactions are recorded as necessary to permit preparation of Stonepath's publicly filed financial statements in accordance with GAAP.

          (c) The Company has not engaged in any Material transaction, maintained any bank account, or used any corporate funds except for the transactions, bank accounts or funds which have been and are reflected in the Company's books and records.

3.9  ABSENCE OF UNDISCLOSED AND CONTINGENT LIABILITIES.

          (a) Except as set forth in Stonepath's Schedules, the Company has no Material Liabilities except (i) Liabilities which are reflected in the Financial Statements or the publicly filed financial statements of Stonepath, (ii) Liabilities incurred in the Ordinary Course of Business since December 31, 2005, and (iii) Liabilities arising under the Material Contracts made available to Purchaser or which are not required to be disclosed on Stonepath's Schedules or financial statements and which have arisen in the Ordinary Course of Business.

          (b) Except as set forth in Stonepath's Schedules, none of the Liabilities described in this Section 3.9(a) relates to any Material breach of contract, Material breach of warranty, Material tort, Material infringement or violation of law, or arose out of any action, order, writ, injunction, judgment, or decree outstanding or claim, suit, litigation, proceeding, investigation or dispute.

          (c) The reserves for Liabilities set forth on the balance sheets included in the Financial Statements are reasonable.

3.10 NO ADVERSE CHANGES.

          Since May 31, 2006, except as set forth in Stonepath's Schedules, the Company has operated in the Ordinary Course of Business and has not:

          (a) Sold, leased, assigned or otherwise transferred any Material properties or assets, or disposed of or permitted to lapse any Material rights in any Permit or Intellectual Property owned or used by the Company, other than in the Ordinary Course of Business, or organized any new business entity or acquired any equity securities, assets, properties, or business of any Person or any equity or ownership interest in any business or merged with or into or consolidated with any other Person;

          (b) Suffered, sustained or incurred any loss or waived or released any Material right or claim, except in the Ordinary Course of Business;

          (c) Suffered, sustained or incurred any material damage, destruction or casualty loss to any material properties or assets, whether or not covered by insurance;

          (d) Engaged in any transaction not in the Ordinary Course of Business;

          (e) Made any capital expenditure in excess of $25,000 individually or $100,000 in the aggregate;

          (f) Subjected any of its properties or assets to any Material Encumbrance, whether or not in the Ordinary Course of Business;

          (g) Issued any note, bond or other debt security or created, incurred or assumed any indebtedness for borrowed money or capitalized lease obligation, or otherwise incurred any Material Liability, except current Liabilities incurred in the Ordinary Course of Business;

          (h) Discharged or satisfied any Encumbrances in excess of $25,000 or paid any Material Liability, other than current Liabilities shown on the most recent balance sheet included in the Financial Statements, and current Liabilities incurred in the Ordinary Course of Business since May 31, 2006;

          (i) Directly or indirectly redeemed, purchased or otherwise acquired any shares of any class or series of the Company's capital stock;

          (j) Increased the salary, wage or other compensation or level of benefits payable or to become payable by the Company to any of its employees, officers, or directors, including, without limitation, granting, paying or accruing any bonus, incentive compensation, service award, or other similar benefit, other than any wage increases or raises to non-officer or non-director employees in the Ordinary Course of Business;

          (k) Loaned money to any Person or guaranteed any loan to or Liability of any Person, whether or not in the Ordinary Course of Business;

          (l) Amended or terminated any Material Contract, except in the Ordinary Course of Business;

          (m) Committed a Material default under any Material Contract,

          (n) Made a Material change in accounting methods or practices (including, without limitation, any change in depreciation, amortization or cost accounting policies or rates) or reevaluated any of the Company's assets;

          (o) Suffered, sustained or incurred any Material Adverse Change;

          (p) Incurred any termination of any Material Customer account ("Material Customer" for this section meaning a customer who paid the Company more than $400,000 since January 1, 2005) or received notice from any Material Customer that such Material Customer intended to terminate its account or that otherwise gave the Company actual reason to believe that such Material Customer was terminating;

          (q) Delayed, postponed, or failed to pay any Material Liability outside of the Ordinary Course of Business;

          (r) Entered into any written employment contract or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement or adopted, amended, modified or terminated any benefit plan for the benefit of any of the Companies' directors, officers or employees;

          (s) Made any change or amendment in its amended and restated articles of incorporation, amended and restated bylaws, or other governing instruments;

          (t) Issued or sold any securities; acquired, directly or indirectly, by redemption or otherwise, any securities; reclassified, split-up or otherwise changed any such equity security; or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

          (u) Incurred any Material Liability other than in the Ordinary Course of Business;

          (v) Disposed of, or permitted to lapse, any Intellectual Property rights or disclosed any trade secret, process or know-how to any Person not an employee other than in the Ordinary Course of Business; and/or

          (w) Entered into any contract to do any of the foregoing.

3.11 GUARANTEES.

          Except as set forth in Stonepath's Schedules (a) the Company has not guaranteed, become surety or contingent obligor for or assumed any obligation, debt or dividend of any other Person and (b) No assets of the Company are or have been pledged, hypothecated, delivered for safekeeping, subjected to a security interest or otherwise provided in any way as security for payment or performance of any obligation of a Person other than the Company.

3.12 TAX MATTERS.

          (a) Section 3.12(a) of Stonepath's Schedules sets forth the following information with respect to the Company and the Affiliated Group: a list of (A) the federal and state income, franchise, business and occupation and similar Tax Returns filed by or on behalf of the Company for any taxable periods ended on or after December 31, 2002, (B) those federal and state income, franchise, business and occupation and similar Tax Returns that have been audited, and (C) those federal and state income, franchise, business and occupation and similar Tax Returns that currently are the subject of an audit. The Company has made available to the Purchaser true, correct and complete copies of all such Tax Returns and related examination reports, and related statements of deficiencies assessed against or agreed to by the Company since December 31, 2002. Furthermore, the Company will provide to the Purchaser all other Tax Returns specifically requested by the Purchaser.

          (b) Except as set forth on Section 3.12(b) of Stonepath's Schedules:

               (1) The Company (A) has timely and properly filed or caused to be filed all Tax Returns which it is or has been required to file on or prior to the date hereof all such Tax Returns being true and correct and complete in all Material respects (B) has timely paid or caused to be paid in full all Material Taxes (whether or not shown on any Tax Return) which are or have become due and payable, (C) has made or caused to be made all withholdings of Taxes required to be made by it, and such withholdings have either been paid to the appropriate governmental agency or set aside in appropriate accounts for such purpose, and (D) has otherwise satisfied, in all Material respects, all applicable laws and agreements with respect to the filing of Tax Returns and the payment of Taxes.

               (2) The unpaid Taxes of the Company (A) did not, as of June 30, 2006, exceed by a Material amount the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Company in filing its Tax Returns.

               (3) There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any Governmental authority in writing or (B) as to which any of the Seller and the directors and officers (and employees responsible for Tax matters) of the Company has Knowledge based upon personal contact with any agent of such Governmental Authority. No claim has ever been made in writing by any Governmental Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

               (4) The Company is not a party to, is not bound by, and does not have any obligation under any tax sharing, tax indemnity, or similar agreement.

               (5) The Company has not made and will not make a change in method of accounting for a taxable year beginning on or before the Closing Date, which would require it to include any adjustment under Section 481 (a) of the Internal Revenue Code in taxable income for any taxable year beginning on or after the Closing Date. The Company has not and will not adopt any accounting method that has the effect of shifting income from a pre-Closing tax period to a post-Closing tax period.

               (6) The Company does not have any Liability for any Taxes of any Person other than the Company (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, (C) by contract, or (D) otherwise.

               (7) The Company has not given or been requested in writing to give waivers or extensions of any statute of limitations relating to the payment of Taxes. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

               (8) The Company has not filed a consent under Section 341(g) of the Code concerning collapsible corporations. The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (A) any "excess parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law) or (B) any amount that will not be fully deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local or foreign Tax law).

               (9) The Company has not distributed the stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

3.13 LITIGATION.

          Except as set forth in Stonepath's Schedules, there are no actions, suits or proceedings at law or in equity, or arbitration proceedings, or claims, demands or investigations, pending or, to Stonepath's Knowledge, Threatened (i) against or involving the Company or any of its officers or directors (in their capacity as such), (ii) which seek to enjoin or obtain damages in respect of the transactions contemplated by this Agreement, or (iii) which would prevent the Company from consummating the transactions contemplated by this Agreement. To Stonepath and Seller's Knowledge, there are no state of facts existing which is reasonably likely to give rise to any such action, suit, proceeding, claim, demand or investigation. To Stonepath's and Seller's Knowledge, there are no proceedings pending or Threatened against or involving the Company by or before any Governmental Authority or state of facts existing which is reasonably likely to give rise to any such proceedings. The Company is not in violation of any Injunction.

3.14 REAL PROPERTY.

          (a) The Company has the right to use all real property necessary for the conduct of its business as presently conducted. Schedule 3.14 hereto identifies all such real property leases (the "Leases"). Except as set forth in
Schedule 3.14, the Company is not a party to any leases of real property. True, correct and complete copies of said Leases and any amendments, extensions and renewals thereof have heretofore been delivered by the Company to Purchaser. The Company enjoys quiet and undisturbed possession under each of said leases. The Company's interest in each of such Leases is free and clear of any Encumbrances, is not subject to any deeds of trust, assignments, subleases or rights of any third parties created by the Company, other than the lessor thereof. To Stonepath's Knowledge, the leased real estate is free and clear of any zoning or use or building restriction or any pending, proposed or Threatened zoning or use or building restriction which would Materially interfere with the present or any intended use by the Company of any of such leased real estate. Said leases are valid and binding and in full force and effect, and are not in Material default as to the payment of rent or otherwise. The consummation of the transactions contemplated by this Agreement will not constitute an event of default under any of said leases and the continuation, validity and effectiveness of such leases will not be adversely affected by the transactions contemplated by this Agreement.

          (b) The Company does not own any real property.

3.15 OWNED TANGIBLE PERSONAL PROPERTY.

          The Company owns or has the right to use all personal property necessary for the conduct of its business as presently conducted. Stonepath's Schedules set forth a list of the items of tangible personal property owned by the Company where the cost of each item individually exceeds $100,000 (the "Tangible Personal Property"). Except as set forth on Schedule 3.15 hereto and except for property disposed of in the Ordinary Course of Business of the Company, the Company has all right, title and interest in, and good title to, the Tangible Personal Property owned by it is free and clear of any Encumbrance of any kind or nature whatsoever. With respect to each item of Tangible Personal Property, (i) there are no leases, subleases, licenses, options, rights, or concessions or other agreements, written or oral, granting to any party or parties the right of use of any portion of such item of Tangible Personal Property, (ii) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such item of Tangible Personal Property or portion thereof or interest therein, and (iii) there are no parties other than the Company which are in possession of or are using such Tangible Personal Property. Copies of all leases and licenses relating to the Tangible Personal Property have heretofore been delivered by the Company to Purchaser.

3.16 CONDITION OF BUILDINGS AND TANGIBLE PERSONAL PROPERTY.

          All of the premises occupied and the items of Tangible Personal Property are in such operating condition and repair as are necessary for the conduct of the Business, subject to normal wear and tear, and comply in all Material respects with Applicable Laws, including but not limited to zoning, building and fire codes. Each item of Tangible Personal Property is adequately covered by one of the insurance policies described in Section 3.26 hereto; provided, that such Tangible Personal Property will not be covered by such insurance policies following the Closing Date.

3.17 ACCOUNTS AND NOTES RECEIVABLE.

          To Stonepath's and Seller's Knowledge, each of the accounts receivable of the Company included within the Financial Statements constitutes a valid claim in the full amount thereof against the debtor charged therewith on the books of the Company and has been acquired in the Ordinary Course of Business. Except for the receivables set forth in Section 3.17 of Stonepath's Schedules, neither Stonepath nor Seller is aware that any account receivable is not fully collectible to the extent of the face value thereof (provided, however, that no claim may be made for breach of this representation until the amount of such undisclosed accounts exceeds the amount of the allowance for the doubtful accounts reflected on the most recent balance sheet included in the Financial Statements) within the normal collection cycle of the relevant customer, which is often beyond the invoice due date. No account debtor has any valid setoff, deduction or defense with respect thereto, and no account debtor has asserted any such setoff, deduction or defense.

3.18 MATERIAL CONTRACTS.

          (a) Section 3.18(a) of Stonepath's Schedules contains a list of all of the Material contracts of the Company which shall consist of all written agreements, leases, licenses, contracts together with all amendments, supplements, assignments or other modifications thereto to which the Company is a party, under which the Company is subject to any obligation or liability, or by which the Company or any of its assets are bound (collectively, the "Material Contracts") including, but not limited to the following (provided, that notwithstanding the foregoing, "Material Contracts" do not include contracts or agreements (i) that provide for payments of less than $50,000 per year or (ii) that are capable of being performed within 30 days):

               (1) each arrangement, agreement, contract or understanding that involves performance of services or delivery of goods or materials by the Company after Closing for an annual amount in excess of $50,000.

               (2) each current arrangement, agreement, contract or understanding that was not entered into in the Ordinary Course of Business;

               (3) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other arrangement, agreement, contract or understanding affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any, real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year) that obligate the Company to pay more than $50,000 per year following the Closing;

               (4) each collective bargaining agreement or other arrangement, agreement, contract or understanding with any labor union or other employee representative of a group of employees;

               (5) each Material joint venture, partnership, and other arrangement, agreement, contract or understanding (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person except for distribution, commission sales agreements and the like entered into in the Ordinary Course of Business;

               (6) each power of attorney that is currently effective and outstanding, other than those granted in connection with the Company's customs matters;

               (7) each arrangement, agreement, contract or understanding for capital expenditures in excess of $50,000 per year after Closing;

               (8) each employment contract, consulting contract, or severance agreement, (A) to employ or terminate officers and other contracts with present or former officers or directors of the Company or (B) that will result in the payment by, or the creation of, any Material Liability of the Company, Stonepath, or the Purchaser to pay any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement; and

               (9) each current arrangement, agreement, contract or understanding with a Related Person.

          (b) Accurate and complete copies of each Material Contract listed in
Section 3.18(a) of Stonepath's Schedules have been delivered to Purchaser, at Purchaser's request, prior, to the date hereof. All of the Material Contracts are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms. Neither the Company nor, to the Knowledge of Stonepath, any other party is in default or in arrears under the terms of any Material Contract, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a default thereunder. The Company has fulfilled, or taken action to fulfill when due, all of its material obligations under each of the Material Contracts. Neither the Company nor Stonepath has any reason to believe that the products or services called for by any executory Material Contract cannot be supplied in accordance with the terms of such Material Contract. The Company has not committed any act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to, Liability for breach of warranty

(whether or not covered by insurance) on the part of the Company with respect to services rendered or products sold by the Company.

3.19 INVENTORIES.

          The Company has no Material inventory.

3.20 RELATIONSHIP WITH RELATED PERSONS.

          Except as set forth in Section 3.20 of Stonepath's Schedules, directors, officers, and employees of the Company, and their Related Persons do not have any interest in any of the properties or assets of or used by the Company and do not own, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that (i) has had business dealings or a Material financial interest in any transaction with the Company, or (ii) has engaged or is engaged in competition with the Company with respect to any line of products or services of the Company in any market presently served by the Company (a "Competing Business") (except for the ownership of less than three percent (3%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market). Except as set forth in Stonepath's Schedules, Stonepath, and no director or officer of the Company and none of their Related Persons is a party to any Material Contract with, or has any claim against, the Company. All money owed by the Company to Stonepath or its directors or officers, or their Related Persons, (other than for salary and bonuses) are for bona fide debts and are set forth in Stonepath's Schedules.

3.21 BANKING MATTERS.

          Section 3.21 of Stonepath's Schedules contains a true, complete and correct list of the names of all banks and other financial institutions (with account numbers) in which the Company has a Material account or safe deposit box, and of all brokerage firms and other entities and persons holding Material funds or investments of the Company, and the names of all persons authorized to draw thereon or make withdrawals therefrom.

3.22 LABOR AND EMPLOYMENT MATTERS.

          (a) Stonepath's Schedules contain a complete list of all written employment arrangements, pension, retirement, profit sharing and bonus plans, and deferred compensation, health, welfare, severance management, and other similar plans for the benefit of any employees of the Company ("Employee Benefit Plans"), including employee plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company at present is not, and since March 5, 2002 has not been, a sponsor of, party to or obligated to contribute to any employee benefit plan (as defined in Section 3(3) of ERISA) except as listed on Stonepath's Schedules. The Company at present is not, and since March 5, 2002, has not been, a party to any collective bargaining agreement. The Company has never maintained a defined benefit pension plan or contributed to a multiemployer plan as defined in Section 3(37) of ERISA except as set forth on Stonepath's Schedules. True, correct and complete copies of each Employee Benefit Plan have heretofore been delivered by the Company to Purchaser.

          (b) With respect to each Employee Benefit Plan:

               (1) there is no litigation, disputed claim (other than routine claims for benefits), governmental proceeding, inquiry or investigation pending or Threatened with respect to each such Plan, its related trust, or any fiduciary, administrator or sponsor of such Plan; and

               (2) each such Plan has been established, maintained, funded and administered in all material respects in accordance with its governing documents, and any applicable provisions of ERISA, the Code and other Applicable Laws.

          (c) All directors, officers, and employees of the Company, together with the current salaries, title, and locations of such directors, officers and employees are set forth in Stonepath's Schedules.

          (d) Except as set forth in Stonepath's Schedules and as required under COBRA, the Company is not obligated to and does not (directly or indirectly) provide death benefits or health care coverage to any former employees or retirees.

          (e) Except as set forth in Stonepath's Schedules, the Company has complied in all Material respects with all Applicable Laws respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security and similar taxes. The Company is not engaged in any unfair labor practice and has complied in all Material respects with all applicable provisions of the Immigration Reform and Control Act of 1986.

          (f) The Company has not entered into any severance or similar arrangement in respect of any present or former employee that will result in an obligation (absolute or contingent) of the Company to make any payment to any present or former employee following termination of employment or upon consummation of the transactions contemplated by this Agreement except for routine severance payments paid to involuntarily terminated employees consistent with past practice.

3.23 TERMINATION OF BUSINESS RELATIONSHIPS.

          No supplier of the Company which cannot be replaced on commercially reasonable terms has stated to the Company its intention to cancel or terminate its business relationship with the Company. No key employee of the Company has notified the Company, Seller and Stonepath of his or her intent or desire to terminate employment with the Company.

3.24 CUSTOMERS.

          Set forth in Section 3.24 of Stonepath's Schedules is a list of the five largest customers of the Company based on the percentage of revenue represented by those customers for calendar years 2004 and 2005. Since May 31, 2006, no Material customer of the Company has canceled, curtailed or otherwise terminated or Threatened to cancel or otherwise terminate, his, her, or its relationship with the Company, except that the mix of the Company's customers changes from time to time in the Ordinary Course of Business.

3.25 PRODUCT AND SERVICE WARRANTIES.

          Except as set forth in Stonepath's Schedules, there are no Material claims against the Company, and no Material claims are Threatened against the Company, with respect to any product liability (or similar claim) or product or service warranty (or similar claim) claim that relates to any product or service provided by the Company and involves an amount in excess of $25,000 individually or $100,000 in the aggregate with all other claims.

3.26 INSURANCE.

          Schedule 3.26 of Stonepath's Schedules identifies all of the Stonepath insurance policies that provide coverage for the Company. All of such policies are in full force and effect and all premiums payable have been paid in full and the Company is in full compliance with the terms and conditions of such policies. The Company has not received any notice from any issuer of such policies of its intention to cancel or refusal to renew any policy issued by it or of its intention to renew any such policy based on a Material increase in premium rates other than in the Ordinary Course of Business. None of such policies are subject to cancellation by virtue of this Agreement or the consummation of the other transactions contemplated herein. However, most insurance for the Company is carried by Stonepath and will have to be replaced by Purchaser at Closing. There is no claim by the Company pending under any of such policies as to which coverage has been denied.

3.27 STONEPATH SEC DOCUMENTS.

          (a) Each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Stonepath with the SEC between January 1, 2003, and the date of this Agreement are referred to herein as the "Stonepath SEC Documents." As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) none of the Stonepath SEC Documents contained any untrue statement of a material fact with regard to the Company or omitted to state a material fact with regard to the Company required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The consolidated financial statements contained in the Stonepath SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such consolidated financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC; and (iii) fairly present in all material respects the consolidated financial position of Stonepath as of the respective dates thereof and the consolidated results of operations of Stonepath for the periods covered thereby, except that the unaudited interim financial statements were or when filed are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

3.28 COMPLIANCE WITH LAWS.

          Except as set forth on Schedule 3.28, to Stonepath's and Seller's Knowledge, the Company has complied in all Material respects with all Applicable Laws applicable to it and its business, assets, properties and operations and no claim of the Material violation of any such Applicable Law has been asserted between March 5, 2002 and the date hereof. Neither the Company, nor Seller nor Stonepath has received any notice to the effect that, or has been otherwise advised that, the Company is not in Material compliance with any Applicable Laws, except for customs or duty disputes in the Ordinary Course of Business. Each of the Company, Stonepath and Seller has no reason to anticipate that any existing circumstances are likely to result in any Material violation of any Applicable Law.

3.29 LICENSES AND PERMITS.

          The Company has secured all Permits necessary for the conduct of the Business, except for those Permits, the absence of which, either alone or in the aggregate, would not have a Material Adverse Effect upon the Business or the Company. With respect to each Permit, (a) such Permit is in full force and effect, (b) the Company (or other designated permittee or licensee thereunder) is in Material compliance with the terms, provisions and conditions thereof, (c) there are no outstanding violations, notices of noncompliance therewith, judgments, consent decrees, orders or judicial or administrative action(s) or proceedings(s) affecting such Permit, and (d) no condition exists and no event has occurred which (whether with or without notice, lapse of time or the occurrence of any other event) would permit the suspension or revocation of such Permit other than by expiration of the term set forth therein.

3.30 ENVIRONMENTAL MATTERS.

          Except as set forth in Stonepath's Schedules, to Stonepath's Knowledge
(i) the Company is currently in Material compliance with all applicable Environmental Laws, and has obtained all Material permits and other authorizations from, and submitted all forms, fees, registrations, reports and similar filings to, the appropriate Person or Governmental Authority required to operate its facilities in compliance with applicable Environmental Laws; (ii) the Company has not Materially violated any applicable Environmental Law; (iii) there is no present requirement of any applicable Environmental Law which is due to be imposed upon the Company which will increase its cost of complying with the Environmental Laws; (iv) all on-site generation, treatment, processing, storage and disposal of Waste and Hazardous Materials by the Company has been done in compliance with currently applicable Environmental Laws; (v) all off-site transportation, treatment, processing, storage and disposal of Waste and Hazardous Materials generated by the Company has been done in Material compliance with currently applicable Environmental Laws; (vi) the Company has not released, spilled, leaked or otherwise discharged into the environment any Regulated Substance except as expressly authorized by Environmental Laws; and (vii) the Company has not used or otherwise managed any Regulated Substance except in Material compliance with all Environmental Laws. This Section 3.30 constitutes the sole and exclusive representation of Stonepath with respect to Environmental Laws and all other environmental and safety matters.

3.31 INTELLECTUAL PROPERTY MATTERS.

          To Stonepath's Knowledge, the Intellectual Property owned or licensed to the Company constitutes all of the Intellectual Property necessary for the operation of the Business as now being conducted. Except as set forth in Stonepath's Schedules, there are no outstanding licenses or consents granting third parties the right to use the Intellectual Property owned by the Company, except for distribution and sales agreement of the Company. To Stonepath's Knowledge, the Company has received no notice of any adversely held patent, invention, trademark, copyright, service mark or trade name, or trade secret of any Person, or any claims of any other Person relating to any of the Intellectual Property owned by the Company and Material to the Business. To Stonepath's Knowledge, there is no presently known Threatened infringement of any such Intellectual Property. The sale or use of any products or services now or heretofore provided by the Company did not and does not infringe (nor has any claim been made that any such action infringes) any third party's registered copyrights or, to Stonepath's Knowledge, trademarks or tradenames. The Company's ownership or right to use any of the Intellectual Property material to the Business will not cease by reason of the execution, delivery, or performance of this Agreement.

3.32 ABSENCE OF CERTAIN BUSINESS PRACTICES.

          Except for customer or prospective customer entertainment occurring in the Ordinary Course of Business, to Stonepath's Knowledge, neither the Company nor any Person authorized to act on its behalf, has since March 5, 2002, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Business (or assist the Company in connection with any actual or proposed transaction) which (i) would subject the Company to any damage or penalty in any civil, criminal or governmental litigation or Proceeding, or (ii) would subject the Company to suit or penalty in any private or governmental litigation or Proceedings.

3.33 BROKERS OR FINDERS.

          Neither Stonepath, nor Seller, nor the Company has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents commissions or similar payments in connection with this Agreement.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

          As a material inducement to Stonepath to execute this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby, Purchaser hereby represents and warrants to Stonepath that each of the following representations and warranties are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date.

4.1  ORGANIZATION AND QUALIFICATION.

          Purchaser is a corporation duly organized and validly existing under the laws of the State of Washington. Purchaser has the corporate power and authority to carry on its business as presently conducted and as currently anticipated to be conducted. Purchaser is duly qualified or licensed to do business and in good standing as a foreign corporation in each of the jurisdictions in which the nature of its business or the character of the properties and assets which it owns or leases makes such qualification or licensing necessary.

4.2  CORPORATE INSTRUMENTS AND RECORDS.

          The copies of the Purchaser's certificate of incorporation and bylaws, each certified by the Secretary of the Purchaser and heretofore furnished to Stonepath, are true, correct and complete and each include all amendments to the date hereof. The Purchaser's minute books, as made available to Stonepath, contain true, complete and correct records of all corporate action taken on or prior to the date hereof at the meetings of their respective shareholders and directors and committees of the board or by written consent.

4.3  AUTHORIZATION; VALID AND BINDING OBLIGATION.

          The Purchaser has all the unrestricted and absolute right, power and authority to execute and deliver this Agreement and the Ancillary Agreements, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which the Purchaser is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement and the Ancillary Agreements to which the Purchaser is a party have been or will be when executed and delivered by the Purchaser, duly executed and delivered by the Purchaser and constitute, or will constitute when executed and delivered by the Purchaser, the valid and binding obligations of the Purchaser, as applicable, enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar legal requirements affecting or relating to creditors' rights generally, and (ii) general principles of equity. No notices to, declaration, filing or registration with, approvals or consents of, or assignments by, any Persons (including Governmental Authorities) are necessary to be made or obtained by the Purchaser in connection with the execution, delivery or performance by the Purchaser of this Agreement or the Ancillary Agreements.

4.4  LITIGATION; ORDERS.

          There are no actions, suits or proceedings at law or in equity, or arbitration proceedings, or claims, demands or investigations, pending or Threatened against or involving the Purchaser, or state of facts existing which could give rise to any such action, suit, proceeding, claim, demand or investigation. There are no proceedings pending or Threatened against or involving the Purchaser by or before any Governmental Authority, department, commission, bureau, instrumentality or agency (including but not limited to any Governmental Authority concerned with control of foreign exchange, energy, environmental protection or pollution control, franchising or other distribution arrangements, antitrust or trade regulation, civil rights, labor or discrimination, wages and hours, safety or health, zoning or land use), or state of facts existing which could give rise to any such proceedings; and the Purchaser is not in violation of any Injunction of any Governmental Authority. There is no order, writ, injunction, judgment or decree to which Purchaser or any of its assets owned or used by it, is subject.

4.5  NO VIOLATIONS.

          Purchaser is not in default under or in violation of any provision of
(a) its respective certificate of incorporation or bylaws, nor (b) any Instrument to which either is a party or by which its respective assets are subject. Neither the execution and delivery of the Purchaser's Agreements by the Purchaser, nor the consummation of the transactions contemplated thereby, nor compliance with the terms thereof, will (i) conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation or bylaws of the Purchaser, (ii) violate, conflict with or result in a breach of or default under any of the terms, conditions or provisions of any Instrument, (iii) accelerate or give to others any interests or rights, including rights of acceleration, termination, modification or cancellation, under any Instrument or in or with respect to the business or assets of the Purchaser, (iv) result in the creation of any Encumbrance on the assets, capital stock or properties of the Purchaser, (v) conflict with, violate or result in a breach of or constitute a default under any Applicable Law to which the Purchaser or any of its assets or properties are subject, (vi) require the Purchaser to give notice to, or obtain an authorization, approval, order, license, franchise, declaration or consent of, or make a filing with, any Governmental Authority or other Person.

4.6  INVESTMENT INTENT.

          Purchaser is acquiring the Shares for its own account and not with a view to the distribution thereof within the meaning of Section 2(a)(11) of the Securities Act. Purchaser acknowledges and agrees that the Shares have not been registered under the Securities Act or under the securities laws of any jurisdiction.

4.7  BROKERS OR FINDERS.

          Neither Purchaser nor its directors, officers or agents, has incurred any obligations or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with this Agreement or the transactions contemplated hereby.

4.8  AVAILABLE FUNDS.

          At Closing, Purchaser will have that portion of the purchase price required by Section 1.2(b)1, in immediately available funds, to close the transaction contemplated by this Agreement.

                                    ARTICLE V
                    COVENANTS OF THE PARTIES PENDING CLOSING

          The Parties to this Agreement, as applicable, covenant and agree, from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with Article VIII hereof, as follows:

5.1  ACCESS TO INFORMATION.

          Stonepath shall give or cause to be given to the Purchaser, its officers, employees, counsel, accountants and other representatives, upon reasonable notice, access during normal business hours to the properties and assets, and all of the books, minute books, title papers, records, files, contracts, insurance policies, environmental records and reports, licenses and documents of every character and nature of the Company, and Seller shall furnish or cause to be furnished to the Purchaser, its officers, employees, counsel, accountants and other representatives, all of the information with respect to the Company and/or the Company's properties or assets as any of them may reasonably request. The Purchaser, its officers, counsel, or accountants shall have the authority to interview, as reasonably necessary and without undue disruption to the business of the Company, all employees, customers, vendors, and suppliers, and the Company shall make such introductions as may be requested; provided, however, that any contacts or interactions with the Company's customers, vendors and suppliers shall be conducted only with the prior consent of the Company and in a commercially reasonably manner consistent with the best interests of the Company. In addition, the Purchaser may, subject to the conditions stated above, at its sole cost and expense, through its officers, employees, counsel, accountants and other representatives, conduct such investigations and examinations of the Company's properties and assets as it reasonably deems necessary or advisable, and Stonepath will provide reasonable cooperation to such persons in such investigations.

5.2  INTERIM OPERATIONS.

          (a) The Parties agree during the period commencing on the date of this Agreement through the Closing Date or termination of the Agreement under Article VIII (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that the Parties shall otherwise agree in writing), Stonepath and Seller will cause the Company:

               (1) To carry on the Business in the Ordinary Course of Business and Seller and Stonepath shall use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it.

               (2) Not to (a) purchase or redeem any shares of its capital stock; (b) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (c) redeem, repurchase or otherwise acquire any shares of its capital stock; or (d) otherwise change its capitalization.

               (3) Except as contemplated by this Agreement, not to sell, issue, pledge, authorize or propose the sale or issuance of, pledge or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

               (4) Not to amend its amended and restated articles of incorporation or its amended and restated bylaws.

               (5) Not to sell, lease, pledge, encumber or otherwise dispose of or agree to sell, lease, pledge, encumber or otherwise dispose of, any of its assets that are material to the Company's Business or any other assets except in the Ordinary Course of Business and in no event amounting in the aggregate to more than $50,000.

               (6) Not to incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others other than in the Ordinary Course of Business and in no event amounting in the aggregate to more than $25,000, except for indebtedness to the Laurus Master Fund Ltd.

               (7) Not to make any capital expenditures in excess of $25,000 in the aggregate.

               (8) Not to accelerate the collection of its accounts receivable or delay the payment of its accounts payable or other liabilities, in each case arising out of the operation of the Business in a manner which would be inconsistent with past practice.

               (9) Not to adopt or amend in any material respect any collective bargaining agreement or Employee Benefit Plan.

               (10) Except for (a) payment of bonuses (i) described in Stonepath's Schedules; (ii) included in the Financial Statements; or (iii) accrued for the months since the last Financial Statements, and (b) wage increases or raises to non-officer or director employees, not to grant to any employees any increase in compensation or in severance or termination pay (other than pursuant to the agreements listed in Section 3.3 of Stonepath's Schedules), enter into any employment agreement with any employee, or grant, pay or accrue to an employee, any bonus or incentive compensation.

               (11) Not to acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or subdivision thereof, or make any investment by either purchase of stock or securities, contributions to capital, property transfer or, except in the Ordinary Course of Business, purchase of any property or assets, of any other individual or entity.

               (12) Not to make any Material Tax election or settle or compromise any Material Tax liability.

               (13) Not to waive, release, grant or transfer any rights of material value or modify or change in any Material respect any Material Contract other than in the Ordinary Course of Business.

               (14) Not to take any action, or fail to take any action, that is not in the Ordinary Course of Business that is reasonably likely to result in any of the representations and warranties of Stonepath, Seller, and Company set forth in this Agreement becoming untrue in any Material respect.

               (15) To maintain in full force and effect all insurance coverages for its properties and assets substantially comparable to coverages existing on the date hereof.

               (16) Not to enter into, or modify, any contract with a Related Person.

               (17) To observe corporate governance procedures between it and Jason Totah (who oversees the Company and is also an investor and President of Purchaser), that may be necessary to avoid any conflict of interest arising from this Agreement.

5.3  DOCUMENTS AT CLOSING.

          Each Party, as applicable, shall execute and deliver at the Closing the documents identified in Section 2.2.

5.4  NOTIFICATION OF CERTAIN MATTERS.

          Stonepath shall give prompt notice to Purchaser, unless Jason Totah is aware of the matters that would otherwise be included such notice, and Purchaser shall give prompt notice to Stonepath, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any of its or their representations or warranties in this Agreement to be untrue or inaccurate in any material respect, and (b) any failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or them under this Agreement. The delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the Party receiving such notice under this Agreement.

5.5  FILINGS.

          Purchaser (and if required, Stonepath and/or Seller) shall, as promptly as practicable after the date of this Agreement, make any required filings, notifications and any other required submissions, under any Applicable Law with respect to the Agreement and the related transactions, including notifications of change of ownership of the Company to the Federal Maritime Commission, International Air Transport Association and U.S. Department of Treasury, and shall cooperate with each other with respect to the foregoing. The Purchaser shall bear one hundred percent (100%) of the costs and expenses, including filing fees, associated with preparation and defense of such filings. The Parties acknowledge and agree that, if allowed by Applicable Law, these filings may occur after Closing.

5.6  SATISFACTION OF CONDITIONS; COOPERATION; FURTHER ASSURANCES.

          Stonepath and Seller shall use all commercially reasonable efforts to cause the conditions set forth in Article VI to be satisfied. The Purchaser shall use all commercially reasonable efforts to cause the conditions set forth in Article VII to be satisfied. Each Party to this Agreement agrees to cooperate fully with the other Parties and their counsel, accountants and other representatives and to use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws, or to remove any injunctions or other impediments or delays, legal or otherwise, as soon as reasonably practicable, to facilitate Closing of the transactions contemplated by this Agreement, and will refrain from a course of action inconsistent with this Agreement. Each Party shall, upon request of any of the other Parties, at any time and from time to time execute, acknowledge, deliver and perform all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and instruments of further assurances as may be required to carry out the provisions and intent of this Agreement and the Ancillary Agreements, including using all commercially reasonable efforts to obtain or cause to be obtained all consents and approvals necessary to consummate the transactions contemplated hereby.

5.7  FURTHER MUTUAL COVENANTS.

          Purchaser and Stonepath shall refrain from taking any action which would render any representations or warranties contained in Articles III or IV of this Agreement inaccurate as of the Closing Date, except as authorized in this Agreement, and shall promptly notify the other Party upon the happening of any event or taking of any action which renders any such representation or warranty inaccurate. Each Party shall promptly notify the other Parties if it has discovered that any representation or warranty made by another Party under this Agreement is untrue or incorrect in any material respect. Each Party shall promptly notify the other of any action, suit or proceeding that shall be instituted or Threatened against such Party to restrain, prohibit, or otherwise challenge the legality of any transaction contemplated by this Agreement.

5.8  EMPLOYEES AND BENEFITS.

          With respect to Employee Benefit Plans, credit for service accrued by Continuing Employees (and eligible dependents) for employment with Stonepath and/or the Company prior to the Closing Date shall be recognized (except to the extent necessary to prevent duplication of benefits), any pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under a similar or corresponding Stonepath Employee Benefit Plan) and eligibility waiting periods applicable to any Continuing Employee shall be waived, and employees shall be given credit for amounts paid or vesting under any Stonepath or Company Employee Benefit Plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the applicable Employee Benefit Plan of Purchaser. With respect to 401(k) plan matters, Continuing Employees shall be eligible to participate in the Company 401(k) plan to be created by Purchaser, effective within 60 days after the Closing Date. Prior to Closing, the Parties will agree on a list of employees that will be terminated by Stonepath and hired by Purchaser at Closing ("Continuing Employees"). Provided that the Company has established medical plans for the Continuing Employees as of the Closing Date, all such Continuing Employees shall be terminated from Stonepath's Employee Benefit Plans as of the Closing Date, pursuant to Applicable Law, and be covered by Purchaser's plans, including medical coverage, thereafter. To the extent the Purchaser does not have new plans in place on the Closing Date, Stonepath shall continue to maintain coverage for the Continuing Employees for the remainder of the month of the Closing Date at Purchaser's expense, including any expenses of administration. The estimated reimbursement for such medical coverage as determined by Stonepath shall be paid by Purchaser to Stonepath prior to the date that it is due from Stonepath, with an actual reconciliation to follow within thirty (30) days of the delivery to Purchaser of documentation of actual costs.

5.9  DELIVERY OF FINANCIAL STATEMENTS.

          Stonepath will deliver to Purchaser on or before September 21, 2006, an internal summary balance sheet and income statement for the Company as of and for the eight-month period ended August 31, 2006. Stonepath shall deliver the same financials for any additional monthly period ending prior to Closing by the 21st day following such month end.

                                   ARTICLE VI
              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER

          The obligations of Purchaser hereunder shall be subject to the following conditions, any or all of which may be waived in writing by Purchaser:

6.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES; COMPANY AND STONEPATH
     PERFORMANCE.

          Except as otherwise allowed by this Agreement, each of the representations and warranties of Seller and Stonepath in this Agreement shall be true and correct in all material respects as of the date of this Agreement and on and as of the Closing Date with the same effect as though made on and as of such date and the Company, Seller and Stonepath shall have each performed and complied in all respects with each of the agreements, covenants, stipulations, terms and conditions contained herein and required to be performed or complied with by them on or prior to the Closing Date.

6.2  NO ADVERSE CHANGE.

          Since the date of this Agreement, there shall have been no Material Adverse Change with respect to the Company or the Business in excess of $340,000.

6.3  NO INJUNCTION; CONSENTS.

          No action, proceeding or investigation shall have been instituted or Threatened to set aside the transactions provided for herein or to enjoin or prevent the consummation of the transactions contemplated hereby and all required consents and approvals for the consummation of the transactions contemplated hereby shall have been secured or waived.

6.4  DELIVERIES BY SELLER AND STONEPATH.

          The Company, Seller and Stonepath, as applicable, shall have executed and delivered to Purchaser at Closing the documents identified in Section 2.2(a) hereof.

6.5  UNIFORM COMMERCIAL CODE SEARCHES.

          Uniform Commercial Code searches (which searches shall be made or caused to be made by and at the expense of Purchaser) of filings made pursuant to Article 9 thereof in all jurisdictions where any assets of the Company are located, in form, scope and substance reasonably satisfactory to Purchaser and its counsel, shall not disclose any Encumbrances against any of such assets disclosed thereby except Encumbrances that are disclosed in Financial Statements, this Agreement, Stonepath's Schedules or are otherwise released or terminated by the Company prior to or at the time of Closing. Purchaser shall bear any and all costs associated with conducting such searches.

6.6  COMPLETION OF PURCHASER'S FINANCING.

          Funding of capital call from members of ComVest in no event later than October 2, 2006.

6.7  BANK INDEBTEDNESS.

          Stonepath shall have furnished evidence satisfactory to the Purchaser that the Company has been released for liability from all Bank Indebtedness.

6.8  RELEASE OF GTS OBLIGATION.

          Purchaser shall have received the release of the Company from the GTS Obligation executed by the GTS Obligation Holders.

6.9  BOARD AND STOCKHOLDER AUTHORIZATIONS.

          Purchaser shall have received signed board resolutions of Stonepath and Seller and stockholder resolutions of Seller approving the transactions contemplated hereby.

6.10 RELEASE BY LAURUS.

          Purchaser shall have received a release of the Company by Laurus.

                                   ARTICLE VII
                     CONDITIONS TO THE OBLIGATIONS OF SELLER
                                  AND STONEPATH

          The obligations of Seller and Stonepath shall be subject to the following conditions, any or all of which may be waived in writing by Stonepath:

7.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES; PURCHASER PERFORMANCE.

          Except as otherwise allowed by this Agreement, each of the representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as of the date of this Agreement and on and as of the Closing Date with the same


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

effect as though made on and as of such date and Purchaser shall have in all respects performed and complied with each of the agreements, covenants, stipulations, terms and conditions contained herein and required to be performed or complied with by Purchaser on or prior to the Closing Date.

7.2  NO INJUNCTION; CONSENTS.

          No action, proceeding or investigation shall have been instituted or Threatened to set aside the transactions provided for herein or to enjoin or prevent the consummation of the transactions contemplated hereby and all required consents and approvals for the consummation of the transactions shall have been secured.

7.3  DELIVERIES BY PURCHASER.

          Purchaser shall have executed and delivered to Stonepath the documents and paid to Stonepath the amount identified in Section 2.2(b)(1) hereof.

7.4  CONSENTS AND PROCEEDINGS.

          The Purchaser shall have obtained all of the consents, authorizations, orders or approvals required in order to execute and deliver this Agreement and to perform its obligations hereunder and thereunder and all actions, proceedings, instruments and documents deemed necessary or appropriate by Stonepath and their counsel to effectuate this Agreement and the consummation of the transactions contemplated hereby, or incidental thereto, shall have been obtained and all other related legal matters shall have been approved by such counsel.

7.5  FAIRNESS OPINION.

          Stonepath shall have received an opinion from Doherty & Company LLC to the effect that the Purchase Price of this transaction is fair, from a financial point of view, to Stonepath and its stockholders.

7.6  CONSENT OF LAURUS.

          Stonepath and Seller shall have received, in a form satisfactory to both of them, the consent of Laurus to the transactions contemplated hereby.

7.7  RELEASE OF GTS OBLIGATION.

          Seller and Stonepath shall have received the release of each of them from the GTS Obligation executed by the GTS Obligation Holders.

                                  ARTICLE VIII
                                   TERMINATION

8.1  TERMINATION EVENTS.

          This Agreement may, by written notice given prior to or at the Closing, be terminated:

          (a) by the Purchaser if a material breach of any provision of this Agreement has been committed by Seller or Stonepath and such breach has not been cured by Seller or Stonepath or waived by the Purchaser;

          (b) by Seller or Stonepath if a material breach of any provision of this Agreement has been committed by the Purchaser and such breach has not been cured by Purchaser or waived by Stonepath;

          (c) by the Purchaser if any of the conditions in Article VI have not been satisfied as of the Closing Date or if satisfaction of such condition is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement), and the Purchaser has not waived such condition on or before the Closing Date;

          (d) by Seller and Stonepath if any of the conditions in Article VII have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller or Stonepath to comply with their obligations under this Agreement), and Stonepath has not waived such condition on or before the Closing Date;

          (e) by Purchaser, Seller or Stonepath, if the Closing has not occurred by October 16th, 2006 and such terminating party has complied with its obligations hereunder; or

          (f) by mutual consent of the Purchaser and Stonepath.

8.2  AUTOMATIC TERMINATION.

          This Agreement shall automatically terminate and shall be of no further force or effect, except as expressly provided below in Section 8.3, on and as of the Termination Date, unless such date is extended by the mutual agreement of Purchaser, Seller and Stonepath.

8.3  EFFECT OF TERMINATION.

          Each Party's right of termination under Sections 8.1 and 8.2 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. In addition to any other remedies, if any Party unilaterally terminates this Agreement other than as permitted by Sections 8.1 or 8.2, the terminating Party(ies) shall reimburse the other Party(ies) (including Purchaser's primary investor if Purchaser is the non-terminating Party) for their actual out-of-pocket expenses incurred in this transaction, including their reasonable legal fees. If this Agreement is terminated pursuant to Section 8.1 or 8.2, all further obligations of the Parties under this Agreement will terminate; provided, however, that the obligations in Sections 10.3 (Confidentiality), 10.6 (Public Announcements), 11.10 (Expenses), and Article IX (Indemnification; Survival of Representations and Warranties and Certain Covenants) will survive; provided further, however, that if this Agreement is terminated by a Party because of a material breach of the Agreement by another Party or because one or more of the conditions to the terminating Party's obligations under this Agreement is not satisfied as a result of another Party's failure to comply with its obligations under this Agreement, the terminating Party's right to pursue all legal remedies will survive such termination unimpaired; provided further, however, that no Party shall be liable for any consequential or punitive damages relating to or arising from any termination of this Agreement.

8.4  EXTENSION; WAIVER.

          Any time prior to the Closing, the Parties may (a) extend the Termination Date or the time for the performance of any of the obligations or other acts of any other Party under or relating to this Agreement; (b) waive any inaccuracies in the representations or warranties by any other Party or (c) waive compliance with any of the agreements of any other Party or with any conditions to its own obligations. Any agreement on the part of any other Party to any such extension or waiver shall be valid and enforceable against such Party only if set forth in an instrument in writing signed on by or on behalf of such Party.

                                   ARTICLE IX
                  INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS
                      AND WARRANTIES AND CERTAIN COVENANTS

9.1  INDEMNIFICATION BY STONEPATH.

          Subject to the limitations set forth in this Article IX, Stonepath and Seller, jointly and severally hereby covenant and agree to defend, indemnify and hold the Purchaser, its officers, directors, employees, Affiliates, shareholders and agents, and each of their respective heirs, personal representatives, successors and assigns, harmless from, against and in respect of any and all losses, costs, expenses (including without limitation, reasonable and documented attorneys' fees and disbursements of counsel), Liabilities, damages, fines, penalties, charges, assessments, judgments, settlements, claims, causes of action and other obligations of any nature whatsoever (but excluding incidental, consequential and special damages and Liability unless directly asserted by a third party pursuant to a third party claim) (individually, a "Loss" and collectively "Losses") that any of them may at any time suffer, sustain, incur or become subject to, arising out of, based upon or resulting from or on account of each of the following:

          (a) the breach or inaccuracy of any representation or warranty made by Seller or Stonepath in this Agreement, including the documents, instruments and agreements to be executed and delivered by Company, Seller or Stonepath, pursuant hereto; provided, however, that, Seller and Stonepath shall not be required to provide such indemnification for the breach or inaccuracy of any such representation or warranty unless and until the Purchaser, its officers, directors, employees, Affiliates and other representatives shall have sustained cumulative Losses as a result of one or more such breaches or inaccuracies of at least Two Hundred Fifty Thousand Dollars ($250,000) (the "Basket Amount"); provided, that, if following the Closing Purchaser and the Company spend less than $50,000 to resolve the matter involving a former employee in the Company's The Woodlands, Texas office, which matter is disclosed in the first paragraph of Section 3.13 of the Stonepath Schedules, upon such resolution the Basket Amount will be increased by the difference between the amount actually spent and $50,000. Once the aggregate amount of Losses exceeds the Basket Amount, Seller and Stonepath shall provide indemnification for Losses sustained as a result of such breach(es) or inaccuracies of the applicable representations and warranties only for Losses in excess of the Basket Amount (and shall have no Liability with respect to the Loss or Losses which comprise the Basket Amount); or

          (b) the breach of any covenant or agreement made by the Company, Seller or Stonepath in this Agreement.

          (c) the use of the Company's NVOCC license by Stonepath Logistics Government Services, Inc.

9.2  INDEMNIFICATION BY PURCHASER.

          Subject to the limitations set forth in this Article IX, the Purchaser covenants and agrees to defend, indemnify and hold Stonepath and Seller, their respective officers, directors, employees, Affiliates, shareholders and agents, and each of their respective heirs, personal representatives, successors and assigns, harmless from, against and in respect of any and all Losses that any of them may at any time suffer, sustain, incur or become subject to, arising out of, based upon or resulting from or on account of each of the following:

          (a) the breach or inaccuracy of any representation or warranty made by the Purchaser in this Agreement, including the documents, instruments and agreements to be executed and/or delivered by the Purchaser pursuant hereto and thereto;

          (b) the breach of any covenant or agreement made by the Purchaser in this Agreement;

          (c) the GTS Obligation; or

          (d) the Quantum Obligation.

9.3  EXPIRATION OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

          The covenants set forth in Section 5 shall terminate and expire, and shall cease to be of any force or effect, on the Closing Date, and all liability of the Parties hereto with respect to such covenants shall thereupon be extinguished; provided, however, that the covenants contained in Sections 5.5 (other filings), and 5.10 (Employee Benefits) shall survive the Closing and continue to be binding and of full force and effect on the Parties making such covenants. All other covenants and agreements contained in, arising from, incident to, or in connection with this Agreement shall survive the Closing indefinitely, until such covenants and agreements are fully satisfied and require no further performance or forbearance, or the rights of a Party hereto expire on a specific date by the terms hereof. All of the representations and warranties set forth in this Agreement shall terminate and expire, and shall cease to be of any force or effect, at 12:00 p.m. (Seattle time) on the fifteen (15) month anniversary of the Closing Date, and all liability of any Party with respect to such representations and warranties shall thereupon be extinguished; provided, however, that, the representations and warranties set forth in Sections 3.1 (Organization, Qualification, and Status), 3.3 (Capitalization), 3.4 (Ownership of Shares), 3.6 (Authority of Stonepath) and 3.7 (No Violation) shall survive the Closing through the twenty fourth (24th) month anniversary of the Closing; provided further, however, if prior to the applicable expiration date of a representation and warranty, Purchaser or Stonepath shall have duly delivered a Claim Notice to the other Party in conformity with all of the applicable procedures set forth in Section 9.5, then the specific indemnification claim set forth in such Claim Notice shall survive such date (and shall not be extinguished thereby).

9.4  NO IMPLIED REPRESENTATIONS.

          The Parties to this Agreement acknowledge that, except as expressly provided in Articles III and IV of this Agreement, no Party hereto has made or is making any representations or warranties whatsoever, implied or otherwise.

9.5  INDEMNIFICATION CLAIMS.

          (a) If any Party hereto (the "Claimant") wishes to assert an indemnification claim against another Party hereto (the "Respondent"), the Claimant shall deliver to the other Party a written notice (a "Claim Notice") setting forth: (i) the specific representation, warranty, or covenant alleged to have been breached by such other Party; (ii) a detailed description of the facts and circumstances giving rise to the alleged breach of such representation, warranty; or covenant and (iii) a detailed description of, and a reasonable estimate of the total amount of, the Losses actually incurred or expected to be incurred by the Claimant as a direct result of such alleged breach.

          (b) Within fifteen (15) days of a Respondent's receipt of a Claim Notice, Respondent shall accept or reject in writing the matter set forth in the Claim Notice.

9.6  DEFENSE OF THIRD PARTY ACTIONS.

          If any Party hereto (the "Indemnitee") receives notice or otherwise obtains knowledge of any matter or any threatened matter that may give rise to an indemnification claim against another Party hereto (the "Indemnitor"), then the Indemnitee shall promptly deliver to the Indemnitor a written notice describing such matter in reasonable detail. The failure by an Indemnitee to provide such written notice by the Indemnitee to the Indemnitor shall not affect any liability on the part of the Indemnitor under this Article IX, except to the extent the Indemnitor is prejudiced by such failure. In the event of a matter involving a third party claim against an Indemnitee, the Indemnitor shall have the right, at its option and expense, to assume the defense of any such claim with its own counsel reasonably acceptable to the Indemnitor; provided, however, that the Indemnitee shall not be required to permit such an assumption of the defense of such a claim which, if not first paid, discharged or otherwise complied with, would result in a material disruption or interruption of the business of the Indemnitee or any material part thereof. Failure by the Indemnitor to notify the Indemnitee of its election to defend any such third party claim within twenty
(20) days after it has received written notice thereof shall be deemed a waiver by the Indemnitor of its right to assume the defense of such claim. If the Indemnitor timely elects to assume the defense of any such third party claim, then:

          (a) notwithstanding anything to the contrary contained in this Agreement, the Indemnitor shall not be required to pay or otherwise indemnify the Indemnitee against any attorneys' fees or other expenses incurred on behalf of the Indemnitee in connection with such claim following the Indemnitor's election to assume the defense of such claim;

          (b) the Indemnitee shall make available to the Indemnitor all books, records and other documents and materials that are under the direct or indirect control of the Indemnitee or any of the Indemnitee's Affiliates and that the Indemnitor considers necessary or desirable for the defense of such claim;

          (c) the Indemnitee shall execute such documents and take such other actions as the Indemnitor may reasonably request for the purpose of facilitating the defense of, or any settlement, compromise or adjustment relating to, such claim;

          (d) the Indemnitee shall otherwise fully cooperate as reasonably requested by the Indemnitor in the defense of such Matter;

          (e) the Indemnitor shall have the exclusive right to settle, adjust or compromise such third party claim without the consent or approval of the Indemnitee or any other Person, but only if the terms of such settlement, adjustment, or compromise provide only for the payment of money for which the Indemnitor is liable under this Agreement.

9.7  NO RIGHT OF CONTRIBUTION OR CLAIM; SUBROGATION.

          After the Closing, Stonepath shall not have any right of contribution against the Company for any breach of representation, warranty, covenant or agreement of the Company, Stonepath or Seller under this Agreement; provided, however, that such waiver of rights shall in no manner constitute a waiver of or preclude any claims by or rights of Stonepath against Stonepath's or the Company's director and officer liability insurance carrier for indemnification, advancement of expenses, coverage or contribution. Subject to the foregoing, to the extent that any Party hereto (the "Indemnifying Party") makes or is required to make any indemnification payment to another Party hereto (the "Indemnified Party"), the Indemnifying Party shall be entitled to exercise, and shall be subrogated to, any rights and remedies (including rights of indemnity, rights of contribution and other rights of recovery) that the Indemnified Party or any of the Indemnified Party's Affiliates may have against any other Person with respect to any Losses, circumstances or matter to which such indemnification payment is directly or indirectly related; provided, however, that the exercise of such right of subrogation by an Indemnifying Party shall not have a Material Adverse Effect upon the Indemnified Party.

9.8  EXCLUSIVITY.

          The right of any Party hereto to assert indemnification claims and receive indemnification payments pursuant to this Article IX shall be the sole and exclusive right and remedy exercisable by such Party solely with respect to any breach by any other Party hereto of any representation or warranty.

                                    ARTICLE X
                      ADDITIONAL AGREEMENTS OF THE PARTIES

10.1 PROHIBITION ON TRADING IN STONEPATH STOCK.

          Purchaser acknowledges that the United States securities laws prohibit any person who has received material non-public information concerning the matters which are the subject matter of this Agreement from purchasing or selling the securities of Stonepath, or from communicating such information to any person under circumstances, in which it is reasonably foreseeable that such person is likely to purchase or sell securities of Stonepath. Accordingly, the Purchaser agrees that it will not purchase or sell any securities of Stonepath, or communicate such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of Stonepath, until no earlier than Seventy-Two (72) hours following the filing of a Current Report on Form 8-K with the SEC announcing the Closing pursuant to this Agreement, provided that the Form 8-K is required and timely filed.

10.2 NON SOLICITATION OF OTHER OFFERS.

          During the term of this Agreement, the Parties will not, and will not permit their respective representatives, investment bankers, agents and affiliates to, directly or indirectly, (a) solicit or encourage submission of or any inquiries, proposals or offers by, (b) participate in any negotiations with,
(c) afford any access to the properties, books or records of the Company to, (d) accept or approve, or (e) otherwise assist, facilitate or encourage, or enter into any contracts, agreements, arrangements or understandings with, any person or group (other than the Parties' Affiliates, agents and representatives), in connection with any "Acquisition Proposal" (as hereafter defined). Each party will promptly notify the other Parties if any offer is made, any discussions or negotiations are sought to be initiated, any inquiry, proposal or contact is made or any information is requested with respect to any Acquisition Proposal. For the purposes hereof, the term "Acquisition Proposal" shall mean any proposal relating to the possible acquisition of the Company, whether by way of merger, purchase of capital stock of the Company representing fifty percent (50%) or more of the voting power or equity of the Company, or the purchase of all or substantially all of the assets of the Company. Without limiting the general nature of Section 11.4, the obligations of the Parties pursuant to this Section 10.2 supersede and replace any similar obligations contained in the Exclusivity Section of that certain letter agreement between the Purchaser and Stonepath dated July 19, 2006.

10.3 CONFIDENTIALITY.

          (a) With respect to Confidential Information concerning the Company, Seller and Stonepath that is made available to Purchaser pursuant to the terms of this Agreement, Purchaser agrees that it shall hold such Confidential Information in strict confidence, shall not use such information except for the sole purpose of evaluating, and performing the Purchaser's obligations and exercising the Purchaser's rights under, this Agreement and shall not disseminate or disclose any of such information other than to the directors, officers, employees, shareholders, affiliates, agents and representatives of the Purchaser who need to know such information for the sole purpose of evaluating, and performing the Purchaser's obligations and exercising the Purchaser's rights under, this Agreement (each of whom shall be informed by Purchaser of the confidential nature of the Confidential Information and directed by Purchaser to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Article VIII, Purchaser shall immediately return all such Confidential Information of the Company, all copies thereof and all information prepared by Purchaser based upon the same. The above limitations on use, dissemination and disclosure shall not apply to Confidential Information that
(i) is learned by Purchaser from a third party under no obligation of confidentiality; (ii) becomes known publicly other than through any act or omission of Purchaser or any party who received the same through Purchaser; provided, however, that Purchaser has no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by Purchaser; (iv) is independently developed by Purchaser or any of its Affiliates without the use of any Confidential Information received from the Company or Stonepath; or (v) is disclosed with the express prior written consent thereto of Stonepath. Purchaser shall undertake all necessary steps to ensure that the secrecy and confidentiality of such Confidential Information will be maintained in accordance with the provisions of this subsection (a).

          (b) With respect to Confidential Information concerning Purchaser and its Affiliates that is made available to Stonepath pursuant to the provisions of this Agreement, the Company, Stonepath and Seller agree that they shall hold such Confidential Information in strict confidence, shall not use such Confidential Information except for the sole purpose of evaluating, and performing the Company's, Stonepath's or Seller's obligations and exercising the Company's, Stonepath's and the Seller's rights under, this Agreement, and shall not disseminate or disclose any of such Confidential Information other than to

Stonepath's directors, officers, employees, affiliates, agents and representatives who need to know such information for the sole purpose of evaluating, or performing the Company's, Stonepath's or Seller's obligations or exercising the Company's, Stonepath's or Seller's rights under, this Agreement and the related transactions (each of whom shall be informed by the Company, Stonepath or Seller of the confidential nature of the Confidential Information and directed by such party to treat the Confidential Information confidentially). If this Agreement is terminated pursuant to the provisions of
Article VIII, the Company, Stonepath and Seller agree to return immediately all Confidential Information, all copies thereof and all information prepared by Stonepath or Seller based upon the same. The above limitations on use, dissemination and disclosure shall not apply to Confidential Information that
(i) is learned by Stonepath or Seller from a third party under no obligation of confidentiality; (ii) becomes known publicly other than through any act or omission of the Company, Stonepath or Seller or any party who received the same through the Company, Stonepath or Seller; provided, however, that the Company, Stonepath and Seller have no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by the Company, Stonepath or Seller; (iv) is independently developed by the Company, Seller or Stonepath without the use of any Confidential Information received from the Purchaser or its Affiliates or (v) is disclosed with the express prior written consent thereto of Purchaser. The Company, Stonepath and Seller agree to undertake all necessary steps to ensure that the secrecy and confidentiality of the Confidential Information will be maintained in accordance with the provisions of this subsection (b).

          (c) Notwithstanding anything contained in this Section to the contrary, in the event a Party is required by court order or subpoena to disclose Confidential Information which is subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing Party shall: (i) promptly notify the non-disclosing Party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing Party; (ii) cooperate with the non-disclosing Party at the expense of the non-disclosing Party in obtaining a protective or similar order with respect to such information; and (iii) provide only such of the Confidential Information of the non-disclosing Party as the disclosing Party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

          (d) On and after the Closing, each Party and their Affiliates shall hold in strict confidence all Confidential Information of the other Party, shall not disclose, publish or make use of such knowledge or information without the consent of the other Party, except as required by Applicable Laws.

10.4 INJUNCTIVE RELIEF.

          The Parties agree that the remedy of damages at law for the breach by any of them of any of the covenants, obligations or other provisions contained in this Agreement, including those in Sections 10.1 (Prohibition on Trading),
10.2 (Non-Solicitation of Other Offers), and 10.3 (Confidentiality), is an inadequate remedy. In recognition of the irreparable harm that a violation of such covenants would cause the Party or Parties whom such covenants, obligations or other provisions benefit, the Parties agree that in addition to any other remedies or relief that may be available to them, such injured Party shall be entitled to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction against and restraining an actual or threatened breach, violation or violations. The Parties agree that both damages and specific performance shall be proper modes of relief and are not to be considered alternative remedies.

10.5 FURTHER ACTS AND ASSURANCES.

          The Parties agree that, at any time and from time to time, on and after the Closing Date, upon the reasonable request of any other Party, they will do or cause to be done all such further acts and things and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered any and all papers, documents, instruments, agreements, assignments, transfers, assurances and conveyances as may be necessary or desirable to carry out and give effect to the provisions and intent of this Agreement and the Ancillary Agreements. In addition, from and after the Closing Date, the Purchaser will afford to Seller and Stonepath and their attorneys, accountants and other representatives, access, during normal business hours, to such personnel, books and records relating to Purchaser as may reasonably be required in connection with the preparation of filings required by Applicable Laws, financial information or the filing of Tax Returns and will cooperate in all reasonable respects in connection with claims and proceedings asserted by or against third parties, relating to or arising from the transactions contemplated hereby.

10.6 PUBLIC ANNOUNCEMENTS.

          (a) Neither Stonepath nor Purchaser, nor any Affiliate of either of them shall disclose to the public or to any third party the existence of this Agreement or the transactions contemplated hereby or any other material nonpublic information (as construed pursuant to Regulation FD under the Securities Act) concerning or relating to any Party hereto, other than with the express prior written consent of the Party regarding whom such disclosure would be made; provided, however, that disclosure may be made (a) to the minimum extent as may be required by law or court order, or (b) to enforce the rights of such disclosing Party under this Agreement; provided further, however, that notwithstanding anything to the contrary contained in this Agreement, any Party hereto may disclose this Agreement to any of its directors, officers, employees, shareholders, affiliates, agents and representative who need to know such information for the sole purpose of evaluating, or performing its obligations or exercising its rights under this Agreement.

          (b) Notwithstanding anything contained in this Section to the contrary, in the event a Party is required by court order or subpoena to disclose material nonpublic information of another Party, prior to such disclosure, the disclosing Party shall: (i) promptly notify the non-disclosing Party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing Party; (ii) cooperate with the non-disclosing Party at the expense of the non-disclosing Party in obtaining a protective or similar order with respect to such information; and (iii) provide only such of the Confidential Information of the non-disclosing Party as the disclosing Party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

          (c) Stonepath shall have the right to make such public disclosures of this Agreement and the transactions contemplated hereby as it determines in good faith are required under applicable federal securities laws, in which event the contents of any such disclosure shall be submitted to Purchaser for review and approval no later than two (2) business days prior to the proposed disclosure.

          (d) The Parties anticipate issuing a mutually acceptable joint press release announcing the consummation of the transactions provided for herein.

10.7 TAX MATTERS.

          (a) Stonepath shall indemnify the Company and the Purchaser and hold them harmless from and against any and all Taxes that result from any breach of any representation or warranty under this Agreement.

          (b) Any tax sharing agreement between Stonepath and the Company is terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

          (c) In the case of any taxable period that includes (but does not end on) the Closing (a "Straddle Period"), the amount of any Taxes, other than federal income taxes, based on or measured by income or receipts of the Company for the pre-Closing tax period shall be determined based on an interim closing of the books as of the close of business on the Closing (and for such purpose, the taxable period of any partnership or other pass-through entity in which the Company holds a beneficial interest shall be deemed to terminate at such time), and the amount of other Taxes (other than federal income taxes) of the Company for a Straddle Period that relates to the pre-Closing tax period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing and the denominator of which is the number of days in such Straddle Period.

          (d) Responsibility for Filing Tax Returns.

               (1) Through the Closing. Stonepath shall include the income of the Company on Stonepath's consolidated income Tax Return for all periods through the end of the Closing and pay any Taxes attributable to such income.

               (2) Post Closing. The Purchaser shall cause the Company to file income Tax Returns for periods after the Closing, including Straddle Periods; it being understood that all Taxes shown as due and payable on such Tax Returns shall be the responsibility of the Purchaser (including any Taxes reserved for on the Interim Financial Statements), except for such Taxes which are the responsibility of Stonepath pursuant to Section 10.7(a) of the Agreement which Stonepath shall pay in accordance with this Article 10.

          (e) At Stonepath's request, the Purchaser will cause the Company to make and/or join with the Seller in making any election that does not adversely effect the Company and the Purchaser after the Closing.

          (f) Section 338(h)(10) Election.

               (1) Stonepath and Purchaser shall jointly make an election on a timely basis with respect to the Company under Section 338(h)(10) of the Code on Form 8023 or in such other manner as may be required by rule or regulation of the Internal Revenue Service, and shall jointly make an election in the manner required under any analogous provision of state or local law as Purchaser shall designate concerning the transactions contemplated by this Agreement. The Purchaser shall, with the assistance and cooperation of Stonepath, prepare all such Section 338(h)(10) forms required as attachments to Form 8023 (and all forms under analogous provisions of state or local law) in accordance with applicable tax laws and shall on such Form 8023 allocate the Purchase Price in a manner consistent with Section 10.7(f)(2) of this Agreement and Section 338 of the Code, and the Purchaser shall deliver such forms and related documents to Stonepath at least 60 days prior to the due date of filing. Stonepath shall deliver to the Purchaser at least 30 days prior to the due date of filing such completed forms as are required to be filed under Section 338(h)(10) of the Code (and analogous provisions of state or local law). Stonepath and Purchaser shall jointly execute any amended Form 8023's (and all forms under analogous provisions of state or local law) as may become necessary after the initial filing to the extent post-closing adjustments to Purchase Price arise under the provisions of this Agreement.

               (2) Within seventy-five (75) days after the Closing Date, Stonepath shall prepare or cause to be prepared and shall deliver or cause to be delivered to Purchaser an allocation of the Purchase Price and liabilities of the Company (and all other relevant items) among the assets of the Company for purposes of Section 338 of the Code (the "Allocation Schedule"). Purchaser shall have forty-five (45) days to provide Stonepath with any objections to such Allocation Schedule. If the Purchaser objects to the computation or allocation by Stonepath of such amounts, and Stonepath and the Purchaser do not reach agreement on the computation or allocation within thirty (30) business days after notification by the Purchaser of its objection, Stonepath and the Purchaser shall submit the issue for determination by a nationally recognized accounting firm as shall be mutually acceptable to Stonepath and the Purchaser for resolution of the disagreement within ten (10) days, it being agreed that Stonepath and the Purchaser will jointly share the fees and expenses of such accounting firm and that any such determination shall be binding on both Stonepath and the Purchaser. The allocation of the Purchase Price reflected in the Allocation Schedule shall be binding on the parties hereto, and Stonepath and the Purchaser agree to act (and cause their respective affiliates to act) in accordance with the Allocation Schedule in the preparation, filing and audit of any Tax Return, including IRS Form 8594 or any equivalent statement, and not to take (or permit any of their affiliates to take) any Tax, accounting or financial reporting position that is inconsistent with such Allocation Schedule.

          (g) All transfer, documentary, stamp, registration, sales and use, registration, stamp and similar Taxes and fees (including all penalties and interest) imposed in connection with the sale of the Shares or any other transaction that occurs pursuant to this Agreement shall be borne one-half by the Purchaser and one-half by Stonepath.

                                   ARTICLE XI
                                  MISCELLANEOUS

11.1 DEFINITIONS.

          For purposes of this Agreement, the following terms have the meanings specified:

          "Acquisition Proposal" has the meaning set forth in Section 10.2 of this Agreement.

          "Affiliate" of a Person means any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Affiliated Group" means any affiliated group within the meaning of
Section 1504(a) of the Code (or any similar group defined under a similar provision of state, local or foreign law).

          "Agreement" has the meaning set forth in the introductory paragraphs of this Agreement.

          "Ancillary Agreements" means the documents, instruments and agreements to be executed and/or delivered pursuant to this Agreement or any other agreement referred to herein.

          "Applicable Law" or "Applicable Laws" means any and all laws, ordinances, constitutions, regulations, statutes, treaties, rules, codes, licenses, certificates, franchises, permits, requirements and Injunctions adopted, enacted, implemented, promulgated, issued or entered by or under the authority of any Governmental Authority having jurisdiction over a specified Person or any of such Person's properties or assets.

          "Apportionment Schedule" has the meaning set forth in Section 10.7(b) of this Agreement.

          "Bank Indebtedness" means all outstanding bank and other loans, notes, lines of credit, debt instruments, guaranties, security interests and any other indebtedness for borrowed money, excluding current liabilities (other than the current portion of long-term liabilities).

          "Bankrupt" with respect to any Person means such Person (a) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (b) makes an assignment for the benefit of its creditors, (c) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to, it or with respect to any substantial part of its property, (d) is adjudicated as insolvent or to be liquidated, (e) takes corporate action for the purpose of any of the foregoing.

          "Basket Amount" has the meaning set forth in Section 9.1(a) of this Agreement.

          "Business" as used in this Agreement means the business and operations of the Company on the date of this Agreement.

          "Cash Payment Amount" has the meaning set forth in Section 1.2(b)(i) of this Agreement.

          "Claimant" has the meaning set forth in Section 9.5(a) of this Agreement.

          "Claim Notice" has the meaning set forth in Section 9.5(a) of this Agreement.

          "Closing" has the meaning set forth in Section 1.1 of this Agreement.

          "Closing Certificate" has the meaning set forth in Section 1.3(a) of this Agreement.

          "Closing Date" has the meaning set forth in Section 2.1 of this Agreement.

          "Closing Date Accountants" has the meaning set forth in Section 1.3(a) of this Agreement.

          "Closing Date Balance Sheet" has the meaning set forth in Section 1.3(a)(i) of this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" has the meaning set forth in the introductory paragraphs to this Agreement.

          "Competing Business" has the meaning set forth in Section 3.20 of this Agreement.

          "ComVest" means ComVest Investment Partners II, LLC, Purchaser's equity investor.

          "Confidential Information" means and includes, with respect to a Party, any and all: (a) trade secrets concerning the business and affairs of such Party, data, know-how, compositions, processes, designs, sketches, photographs, graphs, drawings, inventions and ideas, past, current, and planned research and development, customer and client lists and data, current and anticipated customer and client requirements, price lists and data, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret within the meaning of applicable law; and (b) information concerning the business and affairs of such Party (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel and personnel training techniques and materials, however documented, that has been or may hereafter be provided or shown to a receiving Party by such Party or by the directors, officers, employees, agents, consultants, advisors, or other representatives including legal counsel, accountants and financial advisors of such Party or is otherwise obtained from review of such Party's documents or property or discussions with such Party or its representatives, irrespective of the form of the communication, and also includes all notes, analyses, compilations, studies, summaries, and other material prepared by the receiving Party based, in whole or in part, on any information included in the foregoing.

          "Contract" means contracts, agreements, leases, licenses, obligations, promises, commitments, arrangements, understandings, or undertakings, (whether oral or written or express or implied) to which the Company is a party, under which the Company is subject to any obligation or liability, or by which the Company or any of its assets are bound.

          "Employee Benefit Plan" has the meaning in Section 3.22(a).

          "Encumbrance" means and includes:

          (a) with respect to any real estate leases, personal property or any intangible property, any security interest or other property interest in the nature of a security interest or ownership, claim, purchase option, option, charge, contingent or conditional sale contract, or other title claim or retention agreement or lease or use agreement in the nature thereof, whether voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future;

          "Environmental Laws" means any and all Applicable Laws (a) regulating the use, treatment, generation, transportation, storage, control or disposal of any Hazardous Material, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C.
Section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C.
Section 1251 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et sec.), and the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), and/or (b) relating to the protection, preservation or conservation of the environment and public or worker health and safety, all as existing, defined or interpreted as of the Closing Date.

          "ERISA " has the meaning set forth in Section 3.22(a) of this Agreement.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Family Member" with respect to any natural Person means the following relatives of such Person and the entities designated: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing such Person's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons control the management of assets, and any other entity in which these persons own more than fifty percent of the voting interests.

          "Financial Statements" has the meaning set forth in Section 3.8(a).

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the facts and circumstances on the date of determination.

          "Governmental Authority" means any: (a) International, US federal or state government; or (b) International, US federal or state governmental authority (including any governmental agency, branch, board, commission, department, instrumentality, office or other entity, and any court or other tribunal).

          "Hazardous Materials" means any and all (a) dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances listed or identified in, or directly or indirectly regulated by, any Applicable Laws, including Environmental Laws, and

(b) any of the following, whether or not included in the foregoing: polychlorinated biphenyls, asbestos in any form or condition, urea-formaldehyde, petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel or mixtures thereof, nuclear fuels or materials, chemical wastes, radioactive materials, explosives and known carcinogens.

          "Indemnified Party" has the meaning set forth in Section 9.7 of this Agreement.

          "Indemnifying Party" has the meaning set forth in Section 9.7 of this Agreement.

          "Indemnitee" has the meaning set forth in Section 9.6 of this Agreement.

          "Indemnitor" has the meaning set forth in Section 9.6 of this Agreement.

          "Independent Accountants" has the meaning set forth in Section 1.4(c) of this Agreement.

          "Injunction" means any and all writs, injunctions (whether temporary, preliminary or permanent), decrees or orders (whether executive, judicial or otherwise) in the nature of an injunction, adopted, enacted, implemented, promulgated, issued or entered by or under the authority of any Governmental Authority.

          "Instrument" or "Instruments" has the meaning set forth in Section 3.7 of this Agreement.

          "Intellectual Property" means any and all (a) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions and reexaminations thereof; (b) trademarks, service marks, trade dress, logos, trade names, assumed names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith; (c) copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (d) mask works and all applications, registrations and renewals in connection therewith; (e) trade secrets and confidential business information (including ideas, research and development, know-how, technology, formulas,, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); (f) computer software (including data and related software program documentation in computer-readable and hard-copy forms); (g) other intellectual property and proprietary rights of any kind, nature or description, including web sites, web site domain names and other e-commerce assets and resources of any kind or nature; (h) with respect to the Company all rights to the tradename/trademark "Global

Transportation Services;" and (i) copies of tangible embodiments thereof (in whatever form or medium).

          "Knowledge" means with respect to Stonepath and Seller, that Robert Arovas, Robert Christensen, Dennis Pellino (solely as to periods from March 5, 2002 through October 29, 2004) and Virginia Wei have reviewed the specific representation and warranty and the related portion of Stonepath's Schedules to which such knowledge statement is made, and, in so doing, have exercised reasonable due diligence, and based upon the foregoing, such officers of Stonepath are not aware and have no reason to be aware of any inaccuracies in such specific representation and warranty and related portions of Stonepath's Schedule with respect to which such knowledge statement is made.

          "Liability" or "Liabilities" means any and all debts, liabilities and/or obligations of any type, nature or description (whether known or unknown, asserted or unasserted, secured or unsecured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due).

          "Loss" or "Losses" has the meaning set forth in Section 9.1 of this Agreement.

          "Material" means any contract, agreement, litigation, event, obligation, loss or other occurrence having a value in excess of $50,000;

          "Material Adverse Effect" or "Material Adverse Change" means, in connection with any Person, any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, Liabilities, business, operations, or prospects of such Person, taken as a whole and creates a liability or reduces the EBITDA of the Company by one hundred thousand dollars ($100,000) or more.

          "Material Contracts" has the meaning set forth in Section 3.18(a) of this Agreement.

          "Material Liability" mean any individual Liability in excess of $50,000.

          "Minimum Working Capital Amount" has the meaning set forth in Section
1.3 (b) of this Agreement.

          "Objection Notice" has the meaning set forth in Section 1.4(a) of this Agreement.

          "Ordinary Course of Business" means an action taken by a Person if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

          "Permit" means any and all permits, licenses, filings, authorizations, approvals, or indicia of authority (and any pending applications for approval or renewal of a

Permit), to own, construct, operate, sell, inventory, disburse or maintain any asset or conduct any business as issued by any Governmental Authority.

          "Person" means any individual, corporation (including any non-profit corporation), general, limited or limited liability partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity or Governmental Authority.

          "Proceeding" means any suit, litigation, arbitration, hearing, audit, formal investigation, or other action (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before any Governmental Authority or arbitrator.

          "Purchase Price" has the meaning set forth in Section 1.2(a) of this Agreement.

          "Purchaser" has the meaning set forth in the introductory paragraphs of this Agreement.

          "Regulated Substance" means any substance the manufacturing, processing, sale, generation, treatment, transportation, storage, disposal, labeling or other management or use of which is regulated by applicable Environmental Law.

          "Related Person" or "Related Persons" means, with respect to a natural Person each Family Member; and with respect to any other Person:

               (i) any Affiliate of such Person; and

               (ii) each Person that serves as a director, governor, officer, manager, general partner, executor or trustee of such Person (or in a similar capacity).

          "Respondent" has the meaning set forth in Section 9.5(a) of this Agreement.

          "Response Period" has the meaning set forth in Section 1.4 of this Agreement.

          "Rights" means any and all outstanding subscriptions, warrants, options, voting agreements, voting trusts, proxies, or other arrangements or commitments obligating or which may obligate a Person to dispose of or vote any securities, including, without limitation, the Shares.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Interest" means any mortgage, pledge, lien, encumbrance, charge or other security interest, other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

          "Shares" has the meaning set forth in the introductory paragraphs of this Agreement.

          "Stonepath" has the meaning set forth in the introductory paragraphs of this Agreement.

          "Stonepath Logistics (Germany)" means Stonepath Logistics (Germany) GmbH, a German limited liability company and wholly-owned subsidiary of Stonepath Hong Kong.

          "Stonepath's Schedules" has the meaning set forth in the introductory paragraph to Article III.

          "Stonepath SEC Documents" has the meaning set for in Section 3.27 of this Agreement.

          "Straddle Tax Returns" has the meaning set forth in Section 10.7(b) of this Agreement.

          "Subsidiary" means, with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries. When used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

          "Supplement" has the meaning set forth in Section 11.13.

          "Tangible Personal Property" has the meaning set forth in Section 3.15 of this Agreement.

          "Tax" or "Taxes" means any and all net income, gross income, gross revenue, gross receipts, net receipts, ad valorem, franchise, profits, transfer, sales, use, social security, Medicare, employment, unemployment, disability, license, withholding, payroll, privilege, excise, value-added, severance, stamp, occupation, property, customs, duties, real estate and/or other taxes, assessments, levies, fees or charges of any kind whatsoever imposed by any Governmental Authority, together with any interest or penalty relating thereto.

          "Tax Return" or "Tax Returns" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including, without limitation, any schedule or attachment thereto, any amendment thereof, and any estimated report or statement.

          "Termination Date" means October 16, 2006.

          "Threatened" means that a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made or any notice has been given that would lead a reasonably prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter will, with substantial certainty, be asserted, commenced, taken or otherwise pursued in the future; provided, however, that the foregoing shall not include customer disputes in the Ordinary Course of Business.

          "Waste" means any substance defined as such by any applicable Environmental Law.

          "Working Capital" means the excess of the Company's current assets, excluding cash and non-trade intercompany net receivables, over the Company's current liabilities, excluding any non-trade intercompany net payables, plus any cash additions for purchase of property and equipment and payments of capital lease obligations, determined in accordance with GAAP applied on a consistent basis with the Company's historical financials, without giving effect to the consummation of the transactions contemplated by this Agreement. Working Capital shall be calculated in a manner consistent with the calculations set forth on
Schedule 1.3(b) hereto.

11.2 CUMULATIVE REMEDIES; WAIVER.

          The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right under this Agreement or the documents referred to in this Agreement shall operate as a waiver of such right, and no single or partial exercise of any such right will preclude any other or further exercise of such right or the exercise of any other right. No claim or right arising under this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party or Parties. No waiver that may be given by a Party shall be applicable except in the specific instance for which it is given. No notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.3 NOTICES.

          All notices requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given, delivered and received upon delivery if delivered personally, or on the second business day after it shall have been deposited by certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, to the Parties at the addresses below, or at such other address or facsimile number for a Party as shall be specified by like notice to all Parties:

     if to Seller:                Stonepath Logistics International
                                  Services, Inc.,
                                  a Delaware corporation
                                  Attn: President/Chief Executive Officer
                                  2200 Alaskan Way, Suite 200
                                  Seattle, WA. 98121

     if to Stonepath:             Stonepath Group Inc
                                  Attn: General Counsel
                                  2200 Alaskan Way, Suite 200
                                  Seattle, WA 98121

     with a copy to:              Geoffrey G. Revelle
                                  Stoel Rives LLP
                                  600 University St., Suite 3600
                                  Seattle, WA 98101

     if to Purchaser, to it at:   Mr. Jason Totah
                                  JTM Acquisition Corp
                                  1930 6th Avenue South, Suite 400
                                  Seattle, WA 98134

     with a copy to:              Stephen D. Fisher
                                  Bullivant Houser Bailey PC
                                  1601 Fifth Ave, Suite 2300
                                  Seattle, WA. 98101

     with a copy to:              Inder Tallur
                                  ComVest Investment Partners II, LLC
                                  One North Clematis Street, Suite 300
                                  West Palm Beach, FL 33401

     with a copy to:              Alan I. Annex
                                  Greenberg Traurig
                                  200 Park Ave.
                                  New York, NY 10166

11.4 ENTIRE AGREEMENT; ASSIGNMENT.

          This Agreement, including all Exhibits and Schedules hereto, together with the Ancillary Agreements, constitutes the entire agreement among the Parties with respect to its subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, both written and oral, among the Parties or any of them with respect to such subject matter and shall not be assigned by operation of law or otherwise.

11.5 BINDING EFFECT; BENEFIT.

          This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any person other than the Parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

11.6 HEADINGS.

          The descriptive headings of the sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement.

11.7 COUNTERPARTS.

          This Agreement may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

11.8 GOVERNING LAW.

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

11.9 SEVERABILITY.

          If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

11.10 EXPENSES.

          Except as set forth in this Section 5.4 or elsewhere in this Agreement, Stonepath shall pay all fees and expenses incurred by it and Seller in connection with the transactions provided for hereunder, including the fees and expenses of Stonepath's counsel and accountants; and Purchaser shall pay all expenses incurred by it in connection with the transactions provided for hereunder, including the fees and expenses of its counsel and accountants.

11.11 AMENDMENT AND MODIFICATION.

          This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered by Purchaser and Stonepath.

11.12    RELEASE AND DISCHARGE.

          BY VIRTUE OF THEIR EXECUTION AND DELIVERY OF THIS AGREEMENT, AS OF THE CLOSING AND THEREAFTER, EACH PARTY HEREBY AGREES TO RELEASE, REMISE, AND FOREVER DISCHARGE THE OTHER PARTIES FROM AND AGAINST ANY AND ALL DEBTS, OBLIGATIONS, LIABILITIES, AND AMOUNTS OWING FROM SUCH PARTY AND NO PARTY SHALL BE OBLIGATED TO TAKE ANY ACTION OR MAKE ANY PAYMENTS TO THIRD PARTIES ON BEHALF OF ANOTHER PARTY; PROVIDED, HOWEVER, THAT SUCH RELEASE SHALL NOT CONSTITUTE A RELEASE OR WAIVER OF ANY STONEPATH'S OR SELLER'S CLAIMS OR DEMANDS AGAINST THE COMPANY FOR INDEMNIFICATION OR ADVANCEMENT OF EXPENSES IN ACCORDANCE WITH THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION AND BYLAWS, OR FOR DEFENSE, SETTLEMENT OR PAYMENT RELATING TO ANY CLAIMS COVERED UNDER THE TERMS AND CONDITIONS OF THE COMPANY'S DIRECTORS AND OFFICERS LIABILITY INSURANCE POLICIES, AS CURRENTLY IN EFFECT OR HEREAFTER EXTENDED; AND PROVIDED, FURTHER, THAT SUCH RELEASE SHALL NOT AFFECT THE PARTIES RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT INTERCOMPANY TRADE RECEIVABLES OR UNDER THE TRANSITION AGREEMENT.

11.13 SUPPLEMENTATION OF SCHEDULES.

          Prior to the Closing, Stonepath or may elect to deliver a supplement ("Supplement") to one or more of Stonepath's Schedules previously delivered to the Purchaser. Any and all Supplements must be in writing and must be delivered to the Purchaser before the date that is five (5) business days prior to the scheduled Closing Date. No supplements will amend the Schedules unless approved by Purchaser, in its sole discretion, within the three (3) business days following the delivery of the proposed Supplement. If Purchaser approves the contents of the Supplement within such period, Stonepath' s Schedule in question shall be deemed amended by the Supplement. Purchaser's failure to approve the Supplement shall not be cause for amendment or termination of this Agreement.

11.14 TIME OF ESSENCE.

          Time is of the essence in this Agreement.


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

11.15 CONSTRUCTION.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

          (b) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (c) References to "Dollars" or "$" in this Agreement shall refer in all cases to United States Dollars.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first stated above.

                                        STONEPATH GROUP, INC.


                                        /s/ Robert T. Christensen
                                        ----------------------------------------
                                        Its: Interim Chief Financial Officer


                                        STONEPATH LOGISTICS INTERNATIONAL
                                        SERVICES, INC.


                                        /s/ Robert Arovas
                                        ----------------------------------------
                                        Its: President


                                        JTM ACQUISITION CORP.


                                        /s/ Jason Totah
                                        ----------------------------------------
                                        Its: President & CEO


                                      -59-